Exhibit 10.20

OFFICE LEASE

BETWEEN

US ER AMERICA CENTER 2, LLC

as Landlord

AND

ZSCALER, INC.

as Tenant

Dated: June 9, 2017

LIST OF EXHIBITS

Exhibit A	Plan Showing Premises	Exhibit G	Eyebrow Signage Location
Exhibit A-1	Project Site Plan	Exhibit H	Form of Letter of Credit
Exhibit A-2	Legal Description of Land
Exhibit B-1	Work Agreement
Exhibit B-2	Space Plan
Exhibit B-3	Specifications
Exhibit C	Rules and Regulations
Exhibit D	Secretary’s Certificate
Exhibit E	Confirmation of Commencement Date
Exhibit F	List of Environmental Reports

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made as of the 9th day of June, 2017 (“Date of Lease”), by and between US ER AMERICA CENTER 2, LLC, a California limited liability company (“Landlord”), and ZSCALER, INC., a Delaware corporation (“Tenant”).

I. BASIC LEASE PROVISIONS AND DEFINITIONS

1.1     Premises. 14,483 Rentable Square Feet known as Suite 240 and located on the second floor(s) of the Building as depicted on Exhibit A attached hereto and made a part hereof.

1.2     Building. The building identified as Phase 1 Building 2 on Exhibit A-1 attached hereto and made a part hereof and located at 6201 America Center Drive, San Jose, California 95002, containing approximately 217,989 Rentable Square Feet.

1.3     Project. The development depicted on Exhibit A-1 and known as America Center consisting of the real property and all improvements built thereon, including, without limitation, the Land, Building, the Other Buildings, the Common Area, and Parking Facilities, containing approximately 430,852 Rentable Square Feet. The “Other Buildings” means the building identified on Exhibit A-1 as “Phase 1 Building 1” and located at 6001 America Center Drive, San Jose, California 95002 and any other buildings as Landlord may elect to construct and include as part of the Project from time to time. Landlord reserves the right to adjust the Rentable Square Footage of the Project by delivering notice to Tenant that Landlord has sold one or more Other Buildings, constructed additional Other Buildings in the Project or modified the Common Areas.

1.4     Land. The parcel of land on which the Project is located, as more particularly described on Exhibit A-2 attached hereto and made a part hereof, and all rights, easements and appurtenances thereunto belonging or pertaining.

1.5     Common Area. All areas from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Project, and Landlord, including, without limitation, roadways, entrances and exits, loading areas, landscaped areas, open areas, park areas, picnic areas, sport courts, service drives, walkways, atriums, courtyards, concourses, ramps, hallways, stairs, washrooms, lobbies, elevators, common trash areas, vending or mail areas, common pipes, conduits, wires and appurtenant equipment within the Building or Other Buildings, maintenance and utility rooms and closets, exterior lighting, exterior utility lines, and Parking Facilities.

1.6     Parking Facilities. All parking areas now or hereafter designated by Landlord for use by tenants of the Project and/or their guests and invitees, including, without limitation, surface parking, parking decks, parking structures and parking areas under or within the Project whether reserved, exclusive, non-exclusive or otherwise.

1.7     Rentable Square Feet (Foot) or Rentable Area. The Rentable Area within the Premises, Building or Project is deemed to be the amounts set forth in this Article I. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises, Building and Project are correct and shall not be remeasured.

1.8     Permitted Use. Tenant may use the Premises subject to and in accordance with the terms, covenants and conditions set forth in this Lease, the Declaration and applicable governmental regulations, restrictions and permitting (without the necessity of obtaining any zoning changes, conditional use permits or other special permits), solely for purposes of general business office, administration, lab, research and development, and sales and marketing and uses incidental thereto.

1.9     Commencement Date. October 1, 2017, subject to adjustment as provided in Exhibit B-1.

1.10     Expiration Date. April 30, 2021.

1.11     Term. Approximately 43 months, beginning on the Commencement Date and expiring on the Expiration Date, subject to adjustment as specified in Article III.

1.12     Basic Rent. The amount set forth in the following schedule, subject to adjustment as specified in Article IV.

Period	Monthly Basic Rent	Period Basic Rent
1-7*	$41,276.55	$288,935.85
8-12	$41,276.55	$206,382.75
13-24	$42,580.02	$510,960.24
25-43	$43,738.66	$831,034.54

*	The Basic Rent shall be abated for the first seven (7) months of the Term (“Basic Rent Abatement Period”). All of the remaining terms and conditions of the Lease shall remain in full force and effect during the foregoing Basic Rent Abatement Period. If any Event of Default (as defined in Section 20.1 of the Lease) occurs under this Lease during Tenant’s occupancy and Landlord terminates the Lease or Tenant’s right to possession of the Premises, then, in addition to Landlord’s other remedies available at law, in equity or under this Lease, the Basic Rent abatement provided for in this Section 1.12 shall immediately terminate, and Tenant shall immediately pay Landlord upon demand the unamortized portion of the previously abated Basic Rent.

1.13     Intentionally Deleted.

1.14     Lease Year. Each consecutive 12 month period elapsing after: (i) the Commencement Date if the Commencement Date occurs on the first day of a month; or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month. Notwithstanding the foregoing, the first Lease Year shall include the additional days, if any, between the Commencement Date and the first day of the month following the Commencement Date, in the event the Commencement Date does not occur on the first day of a month.

1.15     Calendar Year. For the purpose of this Lease, Calendar Year shall be a period of 12 months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

1.16     Tenant’s Proportionate Share. Tenant’s Proportionate Share of the Building is 6.64% (determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Building and multiplying the resulting quotient by 100 and rounding to the second decimal place). Tenant’s Proportionate Share of the Project is 3.36% (determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place).

1.17     Parking Space Allocation. Tenant shall have the right to 47 parking spaces within the Parking Facilities of which 47 shall be unreserved parking spaces and zero of which shall be reserved parking spaces. The parking rental for each of the unreserved parking spaces shall be $0.00 per month per space for the initial Term (prorated for any partial months). Tenant’s Parking Space Allocation shall include Tenant’s Proportionate Share of visitor and handicapped parking.

1.18     Security Deposit. $168,147.63 in the form of a Letter of Credit, subject to reduction in accordance with Article V.

1.19     Brokers:

Landlord’s:	Tenant’s:

Steelwave, LLC 4000 East Third Avenue, Suite 500 Foster City, CA 94404	Newmark Cornish & Carey 2804 Mission College Blvd., Suite 120 Santa Clara, CA 95054

1.20     Guarantor(s). None.

1.21	Landlord’s Notice Address.	c/o USAA Real Estate Company 9830 Colonnade Boulevard, Suite 600 San Antonio, Texas 78230-2239 Attention: Head of Office Asset Management Attention: General Counsel

	With copies at the same time to.	Steelwave, LLC 4000 East Third Avenue, Suite 500 Foster City, CA 94404 Attention: Property Manager

1.22	Tenant’s Notice Address.	Zscaler, Inc. 110 Rose Orchard Way San Jose, CA 95134 Attention: General Counsel

1.23     Interest Rate. The per annum interest rate listed as the U.S. “prime” rate as published from time to time under “Money Rates” in the Wall Street Journal plus 2% but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose, at Landlord’s reasonable discretion, a similarly published rate.

1.24     Agents. Officers, partners, members, owners, directors, employees, agents, licensees, contractors, customers and invitees; to the extent customers and invitees are under the principal’s control or direction.

1.25     Declaration. That certain “Declaration and Agreement of Covenants and Restrictions of America Center” recorded in the Official Records of Santa Clara County on December 22, 2008 as Document Number 20074383, as amended from time to time in accordance with the terms thereof, and any Rules that may be promulgated thereunder.

II. PREMISES

2.1     Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions set forth in this Lease. As an appurtenance to the Premises, Tenant shall have the general and nonexclusive right, together with Landlord and the other tenants of the Project, to use the Common Area subject to the terms and conditions of this Lease; provided, however, except to the extent Landlord’s prior written approval is obtained, which shall not be unreasonably withheld, Landlord excepts and reserves exclusively to itself the use of (i) roofs; (ii) maintenance and utility equipment rooms and closets, and (iii) conduits, wires and appurtenant equipment within the Building and equipment rooms and closets, and exterior utility lines; provided, that, without limitation to Landlord’s reservations under this Article II, Tenant shall be permitted to install its customary Cabling in accordance with the terms of this Lease, including and subject to, without limitation, Section 12.3.

2.2     Landlord’s Reservations. Provided Tenant’s use of and access to the Premises is not materially adversely affected, Landlord reserves the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; and (iii) use or close temporarily the Common Areas, and/or other portions of the Project while engaged in making improvements, repairs or alterations to the Building, the Project or any portion thereof. In addition, Landlord expressly reserves the right to change the name of the Building or the Project.

III. TERM

3.1     Commencement Date. Subject to the earlier termination or extension as otherwise provided in this Lease, the Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. Promptly following the request of either party, Landlord and Tenant shall enter into an agreement confirming the Commencement Date and the Expiration Date, and certain other information, in the form of the Confirmation of Commencement Date attached hereto as Exhibit E.

3.2     Early Possession. Upon the later of Tenant’s delivery of satisfactory evidence of insurance in accordance with Article XV, the first month’s Basic Rent payment and Security Deposit and prior written notice from Landlord, such notice to be given to Tenant not less than 14 days prior to the Commencement Date, Tenant shall have non-exclusive reasonable rights of entry to the Premises for the limited purpose of installing furniture, fixtures, equipment and Cabling (as defined in Section 12.3) (the “Early Access Period”). Tenant’s entry to the Premises before the Commencement Date shall be subject to the terms and conditions of this Lease, including, without limitation, the indemnification and hold harmless agreements set forth in Article XVII; provided, however, except for the cost of services requested by Tenant, Tenant shall not be required to pay Rent (as defined in Section 4.2) for any days of possession before the Commencement Date during which Tenant is in possession of the Premises for the sole purpose of installing furniture, fixtures, equipment or Cabling. Tenant will coordinate all early access activities with Landlord so as not to interfere with the Substantial Completion (as defined in Exhibit B-1) of the Tenant Work (as defined in Exhibit B-1), with Landlord or with other occupants of the Building. Landlord may revoke Tenant’s rights under this Section 3.2 upon written notice to Tenant if Landlord, in its sole, reasonable discretion, determines that any such interference has been or may be caused.

IV. RENT

4.1     Basic Rent. Tenant shall pay to Landlord the Basic Rent as specified in Section 1.12. Basic Rent shall be payable in monthly installments as specified in Section 1.12, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term (subject to the Basic Rent abatement set forth in Section 1.12); provided, however, the installment in the amount of $53,587.10 of Basic Rent, Operating Expense Rental (as defined in Section 4.3) and Real Estate Tax Rental (as defined in Section 4.3) payable for the first full calendar month of the Term in which Basic Rent and Additional Rent are due shall be due and payable at the time of execution and delivery of this Lease. Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic Rent or Additional Rent (as defined in Section 4.2) then past due before being credited to Basic Rent currently due. Tenant shall pay Basic Rent and all Additional Rent electronically via automatic debit, ACH credit or wire transfer to such account as Landlord designates in writing to Tenant. Landlord may, in its sole discretion, designate an address for payment in lawful U.S. Dollars. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Basic Rent and Additional Rent shall be prorated based upon the number of days in such calendar month. Tenant’s covenant to pay Rent and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise.

4.2     Additional Rent; Rent. All sums payable by Tenant under this Lease, other than Basic Rent, shall be deemed “Additional Rent,” and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent. Basic Rent and Additional Rent shall jointly be referred to as “Rent” within the meaning of California Civil Code Section 1951(a), the nonpayment of which shall entitle Landlord to exercise all rights and remedies provided in Article XX or by law. It is intended that the Rent provided for in this Lease shall be an absolutely net return to Landlord for the Term of this Lease and any renewals or extensions thereof, free of any and all expenses or charges with respect to the Premises except for those obligations of Landlord expressly set forth herein.

4.3     Operating Expense Rental and Real Estate Tax Rental. Tenant shall pay to Landlord throughout the remainder of the Term, as Additional Rent, (i) Tenant’s Proportionate Share of Operating Expenses (as defined in Section 6.1) during each Calendar Year (“Operating Expense Rental”) in accordance with Section 6.1; and (ii) Tenant’s Proportionate Share of Real Estate Taxes (as defined in Article VII) during each Calendar Year (“Real Estate Tax Rental”) in accordance with Article VII. In the event the Expiration Date is other than the last day of a Calendar Year, Operating Expense Rental and Real Estate Tax Rental for the applicable Calendar Year shall be appropriately prorated. Landlord shall submit to Tenant at the beginning of each Calendar Year, or as soon thereafter as reasonably possible, a statement of Landlord’s estimate of Operating Expense Rental and Real Estate Tax Rental due from Tenant during such Calendar Year. In addition to Basic Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to 1/12th of Landlord’s estimated Operating Expense Rental and estimated Real Estate Tax Rental as set forth in Landlord’s statement. If Landlord fails to give Tenant notice of its estimated payments due for any Calendar Year, then Tenant shall continue making monthly estimated Operating Expense Rental and Real Estate Tax Rental payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Operating Expenses or Real Estate Taxes, Landlord’s estimate of the Operating Expense Rental or Real Estate Tax Rental was too low, then Landlord shall have the right once per Calendar Year to give a new statement of the estimated Operating Expense Rental and estimated Real Estate Tax Rental due from Tenant for the balance of such Calendar Year and bill Tenant for any deficiency. Tenant shall thereafter pay monthly estimated payments based on such new statement.

Within 90 days after the expiration of each Calendar Year, or as soon thereafter as is reasonably practicable, Landlord shall submit a statement to Tenant showing the actual Operating Expenses Rental and the actual Real Estate Tax Rental due from Tenant for such Calendar Year. If for any Calendar Year, Tenant’s estimated Operating Expense Rental payments exceed the actual Operating Expense Rental due from Tenant, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant’s next monthly payment of estimated Operating Expense Rental, or, in the event this Lease has expired or terminated and no Event of Default (as defined in Section 20.1) exists, Landlord shall pay Tenant the total amount of such excess upon delivery of the reconciliation to Tenant. If for any Calendar Year, Tenant’s estimated Operating Expense Rental payments are less than the actual Operating Expense Rental due from Tenant, then Tenant shall pay the total amount of such deficiency to Landlord within 30 days after receipt of the reconciliation from Landlord. If for any Calendar Year, Tenant’s estimated Real Estate Tax Rental payments exceed the actual Real Estate Tax Rental due from Tenant, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant’s next monthly payment of estimated Real Estate Tax Rental, or, in the event this Lease has expired or terminated and no Event of Default exists, Landlord shall pay Tenant the total amount of such excess upon delivery of the reconciliation to Tenant. If for any Calendar Year, Tenant’s estimated Real Estate Tax Rental payments are less than the actual Real Estate Tax Rental due from Tenant, then Tenant shall pay the total amount of such deficiency to Landlord within 30 days after receipt of the reconciliation from Landlord. Landlord’s and Tenant’s obligations with respect to any overpayment or underpayment of Operating Expense Rental and Real Estate Tax Rental shall survive the expiration or termination of this Lease.

4.4     Sales or Excise Taxes. Tenant shall pay to Landlord, as Additional Rent, concurrently with payment of Basic Rent all taxes, including, but not limited to any and all sales, rent or excise taxes (but specifically excluding income taxes calculated upon the net income of Landlord) on Basic Rent, Additional Rent or other amounts otherwise benefiting Landlord, as levied or assessed by any governmental or political body or subdivision thereof against Landlord on account of such Basic Rent, Additional Rent or other amounts otherwise benefiting Landlord, or any portion thereof.

V. SECURITY DEPOSIT

5.1     General. The Security Deposit shall be posted with Landlord in the form of a Letter of Credit (the “Letter of Credit”). If Landlord draws on the Letter of Credit (or Tenant replaces the Letter of Credit with a Security Deposit in the form of cash with Landlord’s approval), then the Security Deposit shall be held by Landlord until disbursement in accordance with the terms of this Lease. The Security Deposit shall not bear interest to Tenant and shall be security for Tenant’s obligations under this Lease. Landlord shall be entitled to commingle the Security Deposit with Landlord’s other funds. The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages. Within 30 days after the Expiration Date or earlier termination of this Lease, or such lesser period as may be required by law, provided that Tenant has notified Landlord of the address to which the Security Deposit should be returned, Landlord shall (provided an Event of Default does not then exist) return the Security Deposit to Tenant, less such portion thereof as Landlord shall have applied in accordance with this Article V. If Tenant defaults with respect to any provisions of this Lease, including without limitation any provisions relating to the payment of Rent, then Landlord may use, apply, or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage that Landlord may suffer by reason of Tenant’s default. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. If Landlord shall sell or transfer its interest in the Building, Landlord shall transfer the Security Deposit (which may be in the form of a credit to the purchase price) to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit, and the transferring Landlord after such transfer shall be released from all liability to Tenant for the return of the Security Deposit. To the fullest extent permitted by law, Tenant hereby waives the provisions of Section 1950.7 of the California Civil code, and all other provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or its agents, contractors, employers or invitees.

5.2     Form of Letter of Credit. The Letter of Credit shall be (i) irrevocable; (ii) issued by a financial institution approved by Landlord in Landlord’s sole, reasonable discretion; (iii) in a form permitting partial and multiple drawings; (v) for (a) the entire Term extending until the date that which is ninety (90) days after the expiration of the Term, as such Term may be extended pursuant to the provisions of this Lease or (b) multiple terms of one (1) year each in duration, renewed at least sixty (60) days prior to the expiration thereof, the entire term extending until the date which is ninety (90) days after the expiration of the Term, as such Term may be extended pursuant to the provisions of the Lease; and (vi) be in the form attached hereto as Exhibit H or otherwise in form and substance acceptable to the Landlord, in its reasonable discretion. If a partial drawing occurs under the Letter of Credit, the Tenant shall, upon demand but not more than five (5) business days after such partial drawing, cause the financial institution to reissue the Letter of Credit in the amount then currently required under the terms of the Lease. In addition, within five (5) business days after the bank that issued the Letter of Credit then held by Landlord enters into any form of regulatory or governmental receivership or other similar regulatory or governmental proceeding, including any receivership instituted or commenced by the Federal Deposit Insurance Corporation (“FDIC”), or is otherwise declared insolvent or downgraded by the FDIC, Tenant shall deliver to Landlord a replacement letter of credit in the same form and amount of the initial letter of credit and from a banking institution acceptable to Landlord in its sole and absolute discretion. Notwithstanding the foregoing, the Landlord shall be entitled to draw down the entire amount of the Letter of Credit, without any notice, at any time on or after the earlier of (i) the occurrence of an Event of Default by Tenant under this Lease; or (ii) the thirtieth (30th) day preceding the expiration date of the Letter of Credit in the event Tenant is required to and fails to replace the Letter of Credit.

5.3     Reduction of Security Deposit/Letter of Credit. Provided no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for in Section 20.1 herein, the Letter of Credit or cash Security Deposit, as applicable, shall be reduced upon Tenant’s request (i) at the end of the 19th full calendar month of the Term to $112,098.42; and (ii) at the end of the 31st full calendar month of the Term to $56,049.21. Notwithstanding the foregoing, if an uncured Event of Default exist at the end of the 19th or 31st full calendar month of the Term or would exist but for the pendency of any cure periods provided in Section 20.1 herein, Tenant shall waive any right to a reduced Letter of Credit or cash Security Deposit, as applicable, and shall increase the Letter of Credit, or deposit any additional sums necessary to increase the cash Security Deposit, as applicable, to the full amount of $168,147.63.

VI. OPERATING EXPENSES

6.1     Operating Expenses Defined. As used herein, the term “Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature, except as specifically excluded otherwise herein, which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Project, determined in accordance with sound management accounting principles and not to exceed 100% of the amounts actually incurred by Landlord; provided that (i) if the Building or Project is less than 95% occupied, Operating Expenses shall include all additional costs and expenses of ownership, operation, management and maintenance of the Building or Project, as applicable, that can reasonably be expected to vary with occupancy, which Landlord determines that it would have paid or incurred during any Calendar Year if the Building or Project, as applicable had been 95% occupied; and (ii) if the Building or Project, as applicable is equal to or greater than 95% occupied, Operating Expenses shall include all costs and expenses of ownership, operation, management and maintenance of the Building or Project, as applicable, that can reasonably be expected to vary with occupancy, which Landlord determines that it would have paid or incurred during any Calendar Year if the Building or Project, as applicable, had been 100% occupied. To the extent that Operating Expenses are shared among the Building and one or more Other Buildings or relate to amenities or services provided only to, or used on a disproportionate basis by, specific tenants, Landlord shall allocate on an equitable basis such Operating Expenses to the Building and Other Buildings or among specific tenants of the Project, as determined in Landlord’s reasonable discretion.

Operating Expenses may include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

(i) Wages and salaries of all employees, whether employed by Landlord or the Project’s management company, to the extent engaged in the operation and maintenance of the Project, and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances, training and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

(ii) A management fee payable to Landlord or the company or companies managing the Project, if any, and the costs of equipping and maintaining a management office, including, but not limited to, rent, accounting and legal fees, supplies and other administrative costs; provided, however, the management fee for the initial Term shall not exceed three percent (3%) of total Basic Rent collected for the Project during such Term;

(iii) All supplies, tools, equipment and materials, including Common Area janitorial and lighting supplies, used directly in the operation and maintenance of the Project, including any lease payments therefor;

(iv) All utilities, including, without limitation, electricity, water, sewer and gas, for the Project, except for submetered electricity and gas for which Tenant pays Landlord in accordance with Section 16.4;

(v) All maintenance, operation and service agreements for the Project, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the Parking Facilities, energy management, HVAC, plumbing and electrical systems, and for window cleaning, elevator maintenance, janitorial service, groundskeeping, interior and exterior landscaping and plant maintenance;

(vi) Premiums and deductibles paid for insurance relating to the Project including, without limitation, fire and extended coverage, boiler, earthquake, windstorm, rental loss, and commercial general liability insurance;

(vii) All repairs to the Project, including interior, exterior, structural or nonstructural repairs, and regardless of whether foreseen or unforeseen; provided, however, any structural repairs which under generally accepted accounting principles should be classified as capital improvements shall be subject to inclusion pursuant to the terms of Section 6.1(ix) and otherwise excluded pursuant to Section 6.2(v) below;

(viii) All maintenance of the Project, including, without limitation, repainting Common Areas, replacing Common Area wall coverings, window coverings and carpet, ice and snow removal, window washing, landscaping, groundskeeping, trash removal and the patching, painting, resealing and complete resurfacing of roads, driveways and parking lots;

(ix) Any capital improvements made to the Project for the purpose of reducing Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Project as of the Date of Lease, the cost of which shall be amortized on a straight-line basis over the improvement’s useful life, not to exceed the Project’s useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements, or, at Landlord’s election in the case of capital improvements that lower operating costs, the amortization amount will be Landlord’s reasonable estimate of annual cost savings; and

(x) All amounts paid under easements, declarations, or other agreements or instruments affecting the Project, including, without limitation, assessments paid to property owners’ or similar associations or bodies and assessments, costs and expenses incurred pursuant to the Declaration.

6.2     Operating Expense Exclusions. Operating Expenses shall not include: (i) depreciation on the Project; (ii) costs of tenant improvements incurred in renovating leased space for the exclusive use of a particular tenant of the Project; (iii) brokers’ commissions; (iv) Project mortgage principal or interest or fees; (v) capital items other than those referred to in Section 6.1; (vi) costs of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (vii) costs for utilities and Lighting Maintenance (as defined in Section 11.2) charged directly to, or paid directly by, Tenant pursuant to Section 16.4 or other tenants of the Project other than as a part of the Operating Expenses; (viii) fines, interest and penalties incurred due to the late payment of Operating Expenses; (ix) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (x) any fines, interest, penalties, costs (including attorneys’ fees) or damages that Landlord pays to Tenant under this Lease or to other tenants in the Project under their respective leases or incurred due to Landlord’s violation of laws in effect as of the Date of Lease or after the Date of Lease, except to the extent resulting from the failure of Tenant to pay Rent in a timely manner; (xi) Real Estate Taxes as provided for in Article VII; (xii) expenditures which are reimbursed or compensated by warranties; (xiii) items and services for which a tenant or any third party specifically reimburses Landlord (other than as a part of Operating Expenses) or for which a tenant pays third persons; (xiv) attorneys’ fees incurred by Landlord in connection with negotiations for leases with tenants or prospective tenants of the Project and in connection with disputes with or enforcement of any leases with specific tenants or prospective tenants of the Project; (xv) wages, salaries, fees and benefits paid to administrative or executive personnel of Landlord to the extent not acting in the capacity of a Building or Project manager and below such level for any personnel to the extent not involved in the direct operations or management of the Building or Project; (xvi) Landlord’s advertising, promotional and marketing expenses; (xvii) expenses in connection with services or other benefits which are not offered to Tenant, but which are provided to another tenant of the Project without charge; (xviii) any cost representing an amount paid as interest or for services or materials to a person, firm or entity related to Landlord, to the extent such amount exceeds the amount that would be paid as interest or for such services or materials or comparable quality at the then existing market rates to an unrelated person, firm or corporation; and (xix) costs of clean-up, removal, remediation and repair in conformance with the requirements of applicable law of any damage or contamination caused by the presence of Hazardous Materials, to the extent of Landlord’s obligation to perform such work at Landlord’s cost pursuant to Section 9.2 of the Lease; provided, however, Operating Expenses may include the costs attributable to such work performed in connection with the ordinary operation and maintenance of the Project, including, without limitation, costs of cleaning up any minor chemical spills directly related to such ordinary maintenance and operation.

6.3     Tenant’s Right to Audit. Tenant shall have a right, at Tenant’s sole cost and expense, to audit Landlord’s Operating Expense Rental reconciliation statement upon the following terms and conditions. Tenant shall notify Landlord in writing that it is exercising its right to audit within 90 days following delivery of the Operating Expense Rental reconciliation statement, indicating in such notice with reasonable specificity those cost components of Operating Expense Rental to be subject to audit. The audit shall take place at Landlord’s regional offices or, at Landlord’s option, the Building, at a time mutually convenient to Landlord and Tenant (but not later than 60 days after receipt of Tenant’s notice to audit). Except as Landlord may consent in writing, the audit shall be completed within 10 days after commencement. No copying of Landlord’s books or records will be allowed. The audit may be accomplished by either Tenant’s own employees with accounting experience reasonably sufficient to conduct such review, or a nationally or regionally recognized public accounting firm mutually acceptable to Landlord and Tenant that is engaged on either a fixed price or hourly basis, and is not compensated on a contingency or bonus basis. Under no circumstances shall Landlord be required to consent to an accounting firm that is also a tenant of Landlord (or any Landlord affiliate) in the Building or the Project. The records reviewed by Tenant shall be treated as confidential and prior to commencing the audit, Tenant and any other person which may perform such audit for Tenant, shall execute a Confidentiality Agreement in a form reasonably acceptable to Landlord. A copy of the results of the audit shall be delivered to Landlord within 30 days after the completion of the audit. If Landlord and Tenant determine that Operating Expense Rental for the Calendar Year is less than reported, Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant’s next monthly payment of estimated Operating Expense Rental, or, in the event this Lease has expired or terminated and no Event of Default exists, Landlord shall pay Tenant the total amount of such overpayment within 30 days. If Landlord and Tenant determine that Operating Expense Rental for the Calendar Year is more than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. Furthermore, in the event that Landlord and Tenant determine that the actual Operating Expenses for the Calendar Year are less than the Operating Expenses reported by more than five percent (5%), as substantiated, at Landlord’s option and expense, by a certified public accountant, then a credit in the amount of all reasonable out of pocket third party expenses incurred by Tenant in conducting such review, which amount shall not exceed $1,500.00, shall be applied towards Tenant’s next monthly payments of estimated Operating Expenses Rental or, in the event the Lease has expired or terminated and no Event of Default exists, Landlord shall pay such expenses to Tenant within 30 days after receipt of Tenant’s invoice. Failure by Tenant to timely request an audit, or to timely deliver to Landlord the results of the audit, or to follow any of the procedures set forth in this Section 6.3 is deemed a waiver of the applicable audit right and any right to contest Operating Expense Rental for the applicable Calendar Year and is deemed acceptance of the Operating Expense Rental contained in the Operating Expense Rental reconciliation statement for the applicable Calendar Year. Any audit review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay any Operating Expense Rental due under the terms of this Lease. Tenant shall not be entitled to conduct such an audit if any Event of Default exists under this Lease. No subtenant shall have any right to conduct an audit except for a permitted assignee or sublessee under Article X of this Lease occupying the entire Premises and no assignee or sublessee shall conduct an audit for any period during which such assignee or sublessee was not in possession of the Premises or for any period in which Tenant has conducted an audit.

VII. REAL ESTATE TAXES

Real Estate Taxes shall be defined as (i) all real property taxes, assessments that are assessed, levied, or imposed on the land, buildings, and/or other improvements comprising all or part of the Project, or which are otherwise imposed in connection with the ownership, leasing, and operation of the Project; (ii) all personal property taxes levied by any public authority on personal property of Landlord used in the management, operation, maintenance and repair of the Project, (iii) all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Project, including any so-called value-added tax, and (iv) amounts necessary to be expended because of governmental orders, charges or other actions, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Project or become payable during or are allocable to the Term; further, Tenant shall reimburse Landlord within 30 days after demand for all taxes and assessments required to be paid by Landlord (except to the extent included in Real Estate Taxes by Landlord), when (a) such taxes are measured by or reasonably attributable to the cost or value of (i) Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or (ii) the Tenant Work or any other leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such Tenant Work or other leasehold improvements exceeds the cost or value of a Building standard build-out as reasonably determined by Landlord regardless of whether title to such Tenant Work or improvements is vested in Tenant or Landlord; (b) such taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Parking Facilities); or (c) such taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or upon rent or receipts (including any business license tax or gross receipts tax based on the rents or other revenues received by Landlord), the square footage of land or improvements within the Project, or the occupancy by tenants of space within the Project. Real Estate Taxes include any and all increases in Real Estate Taxes resulting from a change in ownership or new construction with respect to the Premises, the Building or the Project. Further, for the purposes of this Article VII, Real Estate Taxes shall include the reasonable expenses (including, without limitation, attorneys’ fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge, and any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If as a result of any such challenge, a tax refund is made to Landlord, then provided no Event of Default exists under this Lease, the net amount of such refund after payment of all costs and expenses of the challenge shall be deducted from Real Estate Taxes due in the Calendar Year such refund is received. In the case of any Real Estate Taxes which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law. Nothing contained in this Lease shall require Tenant to pay any franchise, gift, estate, inheritance, succession or transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources. Tenant hereby waives any and all rights to protest appraised values or to receive notice of reappraised values regarding the Project or other property of Landlord.

VIII. PARKING

8.1     General. During the Term, Tenant shall have the right in common with other tenants in the Building to rent/use the Parking Space Allocation (as defined in Section 1.17). All parking rights are subject to the Rules and Regulations (as defined in Article XVIII), validation, key-card, sticker or other identification systems set forth by Landlord from time to time. Landlord may restrict certain portions of the Parking Facilities for the exclusive use of one or more tenants of the Project and may designate other areas to be used at large only by customers and visitors of tenants of the Project. Landlord reserves the right to delegate the operation of the Parking Facilities to a parking operator which shall be entitled to all the obligations and benefits of Landlord under this Article VIII; provided, however, Landlord shall have no liability whatsoever for claims arising through acts or omissions of any independent operator of the Parking Facilities. Except in connection with an assignment or sublease that is expressly permitted under this Lease, including, without limitation, an assignment or sublease made in accordance with Section 10.4 or Section 10.5, Tenant’s parking rights and privileges described herein are personal to Tenant and may not be assigned or transferred. Landlord shall have the right to cause to be removed any vehicles of Tenant or its Agents that are parked in violation of this Lease or in violation of the Rules and Regulations of the Building, without liability of any kind to Landlord.

8.2     Valet Parking. If Tenant requests the right to license a portion of the Parking Facilities and Landlord determines, in its reasonable discretion, that there is limited parking availability in the Parking Facilities, then Tenant shall have the right, at its sole cost and expense, to license a portion of the Parking Facilities containing 20 spaces (“Zscaler Valet Spaces”) as part of Tenant’s Parking Space Allocation and to use the Common Area driveways and aisleways to and from the Building and the Zscaler Valet Spaces, subject to the terms of this Section 8.2. In such event, Landlord and Tenant shall execute a license agreement in substantially the form of Landlord’s standard form license agreement (“License Agreement”) for the Project, which License Agreement shall set forth (a) the mutually acceptable terms for Tenant’s license of the Zscaler Valet Spaces, (b) the reasonable qualifications and insurance requirements applicable to the valet services provider (“Valet Service”) Tenant selects, and Landlord approves (which approval shall not be unreasonably withheld, conditioned or delayed), to provide, at Tenant’s sole cost and expense, the valet and parking services for Tenant’s Agents to and from the Building and the Zscaler Valet Spaces, pursuant to a contract between Tenant and such Valet Service, (c) the location of the Zscaler Valet Spaces, (d) the location in the Common Area where the Valet Service will pick-up and return the vehicles of Tenant’s Agents and of the driveways and aisleways the Valet Service will use to and from the Building and the Zscaler Valet Spaces, and (e) such other mutually acceptable terms that Landlord and Tenant determine appropriate.

IX. USE AND REQUIREMENTS OF LAW

9.1     Use. The Premises will be used only for the Permitted Use. Tenant and Tenant’s Agents will not: (i) do or permit to be done in or about the Premises, nor bring to, keep or permit to be brought or kept in the Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date of Lease or with the Declaration; (ii) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building or Project; (iii) do or permit anything to be done in or about the Premises which is dangerous to persons or property; or (iv) cause, maintain or permit any nuisance in, on or about the Premises or commit or allow to be committed any waste in, on or about the Premises. At its sole cost and expense, Tenant will promptly comply with (a) all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the Commencement Date of this Lease regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises (except to the extent of Landlord’s obligations under Section 9.3 and Exhibit B-1 with respect to the Tenant Work); (b) the certificate of occupancy issued for the Building and the Premises; and (c) any recorded covenants, conditions and restrictions, if any, which affect the use, condition, configuration and occupancy of the Premises, including the Declaration. Notwithstanding the foregoing, however, Tenant’s obligations under this Section 9.1 shall not include the performance of any structural work with respect to the Premises or other portions of the Project, except to the extent such work is required in connection with (a) Tenant’s Alterations (as defined in Section 12.3), (b) Tenant’s particular use of the Premises (as opposed to

Tenant’s use of the Premises for the Permitted Use in a normal and customary manner) or (c) a change in the Permitted Use stated in Section 1.8, regardless of whether Landlord approves such change. The term “Permitted Use” specifically excludes any use as a call center or similar high-density use that exceeds any density limitation set forth in the Rules and Regulations; as an employment agency for day labor; by a governmental agency; or that is inconsistent with the Building being a Class A professional office building consistent with other Class A office buildings in the San Jose and Santa Clara market area.

9.2     Hazardous Materials. (a) Tenant Obligations. Tenant shall not bring or allow any of Tenant’s Agents to bring on the Premises or the Project, any asbestos, petroleum or petroleum products, used oil, explosives, toxic materials or substances defined as hazardous wastes, hazardous materials or hazardous substances under any federal, state or local law or regulation (“Hazardous Materials”), except for routine office and janitorial supplies used on the Premises and stored in the usual and customary manner and quantities, and in compliance with all applicable environmental laws and regulations. In the event of any release of Hazardous Materials on, from, under or about the Premises or the Project as the result of Tenant’s occupancy or use of the Premises, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to clean up, remove, remediate and repair any soil or groundwater contamination or other damage or contamination in conformance with the requirements of applicable law. Tenant shall indemnify, protect, hold harmless and defend (by counsel reasonably acceptable to Landlord) Landlord, and its Agents and each of their respective successors and assigns, from and against any and all claims, damages, penalties, fines, liabilities and cost (including reasonable attorneys’ fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibitions or (ii) the presence or release of any Hazardous Materials on, from, under or about the Premises, the Project or other properties as the result of Tenant’s occupancy or use of the Premises. Neither the written consent of Landlord to the presence of the Hazardous Materials, nor Tenant’s compliance with all laws applicable to such Hazardous Materials, shall relieve Tenant of its indemnification obligation under this Lease. Tenant shall immediately give Landlord written notice (a) of any suspected breach of this Section 9.2, (b) upon learning of the presence or any release of any Hazardous Materials within or about the Premises, or (c) upon receiving any notices from governmental agencies or other parties pertaining to Hazardous Materials which may affect the Premises. Notwithstanding anything contained in this Section 9.2, Tenant shall not have any liability to Landlord under this Section 9.2 resulting from any Hazardous Materials (i) existing or generated, on, from, under or about the Project, including, without limitation, the Premises, prior to the Date of Lease unless caused or exacerbated by Tenant’s violation of any applicable environmental laws or any breach by Tenant of its obligations under this Section 9.2 or (ii) that migrate onto the Premises, Building or Project by no fault of Tenant. Landlord shall have the right from time to time, but not the obligation, to enter upon the Premises in accordance with Article XIV to conduct such inspections and undertake such sampling and testing activities as Landlord deems necessary or desirable to determine whether Tenant is in compliance with its obligations under Section 9.2.

(b) Hazardous Materials Disclosure; Landlord Obligations. Pursuant to the provisions of California Health & Safety Code Section 25359.7, Landlord hereby discloses to Tenant that the Project has been developed on the site of a former landfill and that Hazardous Materials have come to be located at the Project, and pursuant to the provisions of California Health & Safety Code Section 25249.6 (Proposition 65), Landlord hereby discloses to Tenant that some of such Hazardous Materials are known to the State of California to cause cancer or reproductive toxicity. Tenant acknowledges that prior to the Date of Lease Landlord made available to Tenant for review the reports and other materials identified on Exhibit F attached to this Lease, which is attached hereto and incorporated herein by this reference (collectively, the “Environmental Reports”) regarding actual or potential releases of Hazardous Materials at, on, under, about, or otherwise affecting the Project. Tenant acknowledges that (i) the Environmental Reports are confidential and proprietary and that Tenant is obligated under the terms of the Mutual Non-Disclosure Agreement dated April 3, 2017 (“NDA”), between Landlord and Tenant to protect the confidentiality of any Environmental Reports Landlord delivered to Tenant prior to the Date of Lease in accordance with the terms of the NDA, and agrees that such obligation shall continue from and after the Date of Lease and survive the expiration or earlier termination of this Lease; (ii) Landlord shall continue to make the Environmental Reports available for Tenant’s review during the Term upon Tenant’s request and execution of Landlord’s confidentiality agreement, which shall contain terms substantially consistent with the NDA; (iii) Landlord makes no representations or warranties as to the accuracy of the contents of the Environmental Reports, and no representations or warranties regarding the actual or potential releases, except as set forth below in this Section 9.2(b); (iv) Tenant has had the opportunity to conduct all investigation and testing of the Premises, either by itself or with the assistance of an expert, as it deems necessary; and (v) Tenant has determined that the Premises are appropriate for its use and waives and releases any and all claims or objections, including any claim for response costs, loss of use, business interruption, or termination, regarding the physical characteristics of the Premises, including the presence of any Hazardous Materials at, on, under, about, or otherwise affecting or emanating from the Premises. To the extent governmentally required and that Tenant is not responsible under this Section, Landlord shall be responsible, at no cost to Tenant, for the clean-up, removal, remediation and repair of any soil or groundwater contamination or other damage or contamination caused by the existence prior to the Commencement Date of Hazardous Materials on the Project in conformance with the requirements of applicable law. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, losses and reasonable attorneys’ fees to the sole extent arising out of or in connection with the existence of Hazardous Materials that are brought on the Premises, Building or Project by Landlord or Landlord’s Agents. The obligations of Landlord and Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

9.3     ADA Compliance. Notwithstanding any other statement in this Lease, the following provisions shall govern the parties’ compliance with the Americans With Disabilities Act of 1990, as amended from time to time, Public Law 101-336; 42 U.S.C. §§12101, et seq. (the foregoing, together with any similar state statute governing access for the disabled or handicapped collectively referred to as the “ADA”):

(a) To the extent governmentally required as of or subsequent to the Commencement Date of this Lease as a result of an amendment to Title III of the ADA or any regulation thereunder enacted subsequent to the Commencement Date of this Lease, Landlord shall be responsible for compliance with Title III of the ADA with respect to any repairs, replacements or alterations (i) that constitute structural work with respect to the Premises (except to the extent such work is Tenant’s obligation under Section 9.3(b)) or (ii) to the Common Area of the Project, and any such expense under this Section 9.3(a) shall be included as an Operating Expense of the Project. Landlord shall indemnify, defend and hold harmless Tenant and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Landlord’s failure to comply with Title III of the ADA as required above.

(b) To the extent governmentally required, Tenant shall be responsible for compliance, at its expense, with Titles I and III of the ADA with respect to the Premises. Notwithstanding the foregoing, however, Tenant’s obligations under this Section 9.3(b) shall not include the performance of any structural work with respect to the Premises, except to the extent such work is required in connection with (i) Tenant’s Alterations, (ii) Tenant’s particular use of the Premises (as opposed to Tenant’s use of the Premises for the Permitted Use in a normal and customary manner) or (iii) a change in the Permitted Use stated in Section 1.8, regardless of whether Landlord approves such change. Tenant shall indemnify, defend and hold harmless Landlord and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Tenant’s failure to comply with Titles I and III of the ADA as required above.

(c) Statement Required under California Civil Code § 1938. The Premises has not undergone inspection by a Certified Access Specialist and the Premises has not been determined to meet all applicable construction-related accessibility standards pursuant to California Civil Code § 55.53.

X. ASSIGNMENT AND SUBLETTING

10.1     Landlord’s Consent.

(a) Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord, such consent not to be unreasonably withheld. Subject to the terms of Section 10.4 and Section 10.5 below, a transfer at any one time or from time to time of a majority interest in Tenant (whether stock, partnership interest or other form of ownership or control) shall be deemed to be an assignment of this Lease, unless at the time of such transfer Tenant is an entity whose outstanding stock is listed on a recognized security exchange. Within 15 days following Landlord’s receipt of Tenant’s request for Landlord’s consent to a proposed assignment, sublease, or other encumbrance, together with all information required to be delivered by Tenant pursuant to the provisions of this Section 10.1, Landlord shall: (i) consent to such proposed transaction; (ii) refuse such consent; or (iii) elect to terminate this Lease in the event of an assignment, or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet in accordance with the provisions of Section 10.2. Any assignment, sublease or other encumbrance without Landlord’s written consent shall be voidable by Landlord and, at Landlord’s election, constitute an Event of Default hereunder. Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or sublease, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold consent (a) if an Event of Default exists under this Lease or if an Event of Default would exist but for the pendency of any cure periods provided under Section 20.1; or (b) if the proposed assignee or sublessee is: a governmental entity; a person or entity with whom Landlord has negotiated for space in the Project during the prior six months and for whom Landlord has space available in the Project to meet such person or entity’s needs; a present tenant in the Project for whom Landlord has space available in the Project to meet such person or entity’s needs; a person or entity whose tenancy in the Project would not be a Permitted Use or would violate any exclusivity arrangement which Landlord has with any other tenant; a person or entity of a character or reputation or engaged in a business which is not consistent with the quality of the Project; or not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested. If Tenant requests Landlord’s consent to a specific assignment or subletting, Tenant will submit in writing to Landlord: (1) the name and address of the proposed assignee or subtenant; (2) a counterpart of the proposed agreement of assignment or sublease; (3) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (4) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (5) executed estoppel certificates from Tenant containing such information as provided in Section 24.4; and (6) any other information reasonably requested by Landlord. Notwithstanding anything to the contrary contained herein, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under this Section 10.1, Tenant’s sole remedies shall be a declaratory judgment and an injunction for the relief sought and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to obtain damages or terminate this Lease, whether under California Civil Code Section 1995.310 or otherwise.

(b) Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

(i) In the event of an assignment, contemporaneously with the granting of Landlord’s aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties, and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefor along with Tenant.

(ii) All terms and provisions of this Lease shall continue to apply after any such transaction.

(iii) In any case where Landlord consents to an assignment, transfer, encumbrance or subletting, the undersigned Tenant and any Guarantor shall nevertheless remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant, any Guarantor and/or any assignee without demand upon or proceeding in any way against any other person. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting.

(iv) Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums. Notwithstanding the foregoing, in the event that the rent due and payable by a sublessee under any such permitted sublease (or a combination of the rent payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided Rent payable under this Lease, or if with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee, or other transferee with respect to the assignment or sublease, as applicable, exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, in accordance with Section 10.3, 50% of the Net Profits (as defined in Section 10.3) and any other excess consideration within 10 days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case may be.

(v) Tenant shall pay Landlord a fee in the amount of $1,000.00 to reimburse Landlord for all its expenses under this Article X, including, without limitation, reasonable attorneys’ fees, in connection with any request for Landlord’s consent to a sublease, assignment or deemed assignment, whether or not Landlord consents to such request, or when consent is not required under Sections 10.4 and 10.5, in connection with Landlord’s review for compliance with such Sections.

10.2     Landlord’s Option to Recapture Premises. If Tenant proposes to assign this Lease, Landlord may, at its option, upon written notice to Tenant given within 15 days after its receipt of Tenant’s notice of proposed assignment, together with all other necessary information, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises,

Landlord may, at its option upon written notice to Tenant given within 15 days after its receipt of Tenant’s notice of proposed subletting, together with all other necessary information, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. If a portion of the Premises is recaptured, the Rent payable under this Lease shall be proportionately reduced based on the square footage of the Rentable Square Feet retained by Tenant and the square footage of the Rentable Square Feet leased by Tenant immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment to this Lease in accordance therewith. Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant. Upon any such termination, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the recaptured portion of the Premises, except with respect to obligations or liabilities which accrue or have accrued hereunder as of the date of such termination (in the same manner as if the date of such termination were the date originally fixed for the expiration of the Term).

10.3     Distribution of Net Profits. In the event that Tenant assigns this Lease or sublets all or any portion of the Premises during the Term, Landlord shall receive 50% of any “Net Profits” (as hereinafter defined) and Tenant shall receive 50% of any Net Profits received by Tenant from any such assignment or subletting. The term “Net Profits” as used herein shall mean such portion of the Rent payable by such assignee or subtenant in excess of the Rent payable by Tenant under this Lease (or pro rata portion thereof in the event of a subletting) for the corresponding period, after deducting from such excess Rent all of Tenant’s documented reasonable third party costs associated with such assignment or subletting, including, without limitation, broker commissions, attorney fees and any costs incurred by Tenant to prepare or alter the Premises, or portion thereof, for the assignee or sublessee.

10.4     Transfers to Related Entities. Notwithstanding anything in this Article X to the contrary, unless an Event of Default exists under this Lease or Landlord has delivered notice to Tenant of a default and an Event of Default would exist if such default remains uncured after the pendency of any cure periods provided for under Section 20.1, Tenant may, without Landlord’s consent, but after providing written notice to Landlord and subject to the provisions of Section 10.1(b)(i-iii) and (v), assign this Lease or sublet all or any portion of the Premises to any Related Entity (as hereinafter defined) provided that (i) such Related Entity is not a governmental entity or agency; (ii) such Related Entity’s use of the Premises would not cause Landlord to be in violation of any exclusivity agreement within the Project; and (iii) the tangible net worth (computed in accordance with generally accepted accounting principles exclusive of goodwill) of any assignee after such transfer is greater than or equal to the greater of (a) the tangible net worth of Tenant as of the Date of Lease; or (b) the tangible net worth of Tenant immediately prior to such transfer, and proof satisfactory to Landlord that such tangible net worth standards have been met shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. “Related Entity” shall be defined as (i) any parent company, subsidiary, affiliate or related corporate entity of Tenant that controls, is controlled by, or is under common control with Tenant; or (ii) the surviving entity in the case of any merger or consolidation of Tenant.

10.5     Transfers of Ownership. Notwithstanding anything in this Article X to the contrary, unless an Event of Default exists under this Lease or Landlord has delivered notice to Tenant of a default and an Event of Default would exist if such default remains uncured after the pendency of any cure periods provided for under Section 20.1, Tenant may, without Landlord’s consent, but after providing at least 10 days’ prior notice to Landlord and subject to the provisions of Section 10.1(b)(i-iii) and (v), transfer a majority interest in Tenant or all or substantially all of the assets of Tenant in one or more transactions, provided that the tangible net worth (computed in accordance with generally accepted accounting principles exclusive of intangible assets, including goodwill) of Tenant after such transfer is at least equal to the greater of (i) the tangible net worth of Tenant as of the Date of Lease; or (ii) the tangible net worth of Tenant immediately prior to such transfer (or the first such transfer in the case of a series of transfers), and proof reasonably satisfactory to Landlord of such tangible net worth standards have been met shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction.

XI. MAINTENANCE AND REPAIR

11.1     Landlord’s Obligation. Landlord will maintain, repair and restore in a first-class manner consistent with the first-class nature of the Building and Project (i) the Common Area; (ii) the mechanical, plumbing, electrical and HVAC equipment serving the Building; (iii) the structure of the Building (including roof, exterior walls and foundation); (iv) exterior windows of the Building; and (v) Building standard lighting, except for Lightning Maintenance, which is governed by Section 11.2. Except as otherwise provided in Section 11.2, the cost of such maintenance and repairs to the Building shall be included in the Operating Expenses and paid by Tenant as provided in Article VI; provided, however, Tenant shall bear the full cost, plus five percent (5%) of such cost for Landlord’s overhead, of any maintenance, repair or restoration necessitated by the negligence or willful misconduct of Tenant or its Agents. Tenant acknowledges that Landlord shall not be obligated to provide any janitorial or security services or Lighting Maintenance for the Premises. Tenant waives all rights to make repairs at the expense of Landlord, to deduct the cost of such repairs from any payment owed to Landlord under this Lease or to vacate the Premises or terminate this Lease whether under California Civil Code Section 1942 or any other law. Tenant further waives the provisions of California Civil Code Section 1932 with respect to Landlord’s obligations under this Lease.

11.2     Tenant’s Obligation. Subject to Landlord’s express obligations set forth in Section 11.1, Tenant, at its expense, shall maintain the Premises in good condition and repair, reasonable wear and tear and casualty governed by the provisions of Article XIX excepted. Tenant’s obligation shall include without limitation the obligation to provide in a first-class manner consistent with the first-class nature of the Building and Project (a) janitorial services for the Premises using contractors approved by Landlord pursuant to service contracts approved by Landlord and (b) maintain and repair all (i) interior windows and walls; (ii) floor coverings; (iii) ceilings; (iv) doors; (v) entrances to the Premises; (vi) supplemental HVAC systems within the Premises; (vii) private restrooms and kitchens, including hot water heaters, plumbing and similar facilities serving Tenant exclusively; and (viii) all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises (“Lighting Maintenance”) using contractors approved by Landlord pursuant to service contracts approved by Landlord; provided that, Landlord shall have the right to contract directly, subject to reimbursement by Tenant of the associated cost and expense as provided in Section 16.4, for such Lighting Maintenance. Landlord may establish reasonable measures to conserve energy and water. Landlord shall have the right to inspect the Premises for compliance with this Section 11.2 in accordance with Article XIV and to require Tenant to provide additional cleaning, if necessary. Tenant will promptly advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises (excluding Tenant’s equipment, personal property and trade fixtures) that Tenant is required to repair under this Section may be repaired, restored or replaced by Landlord, at the expense of Tenant, and such expense (plus five percent (5%) of such expense for Landlord’s overhead) will be collectible as Additional Rent and will be paid by Tenant upon demand. If Tenant fails to provide any of the janitorial services or Lighting Maintenance required to be performed by Tenant for more than five (5) days after notice from Landlord or if Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required in the event of an emergency as defined in Article XIV), Landlord may, at its option, cause all required services, maintenance, repairs, restorations or replacements to be made and Tenant shall pay Landlord pursuant to this Section 11.2.

XII. INITIAL CONSTRUCTION; ALTERATIONS

12.1     Initial Construction. Landlord and Tenant agree that the construction of any Tenant Work shall be performed by Landlord in accordance with and as defined in Exhibit B-l. In addition, Landlord shall deliver all structural elements and subsystems of the Premises, including but not limited to the HVAC, mechanical, electrical, and plumbing systems serving the Premises, in good working condition and repair on the Commencement Date. Subject to the foregoing and the construction of the Tenant Work, Landlord shall have no other obligations whatsoever to construct any improvements to the Premises and Tenant accepts the Premises “AS IS”, “WHERE IS” and “WITH ANY AND ALL FAULTS”, and Landlord neither makes nor has made any representations or warranties, express or implied, with respect to the quality, suitability or fitness thereof of the Premises, or the condition or repair thereof. Tenant taking possession of the Premises shall be conclusive evidence for all purposes of Tenant’s acceptance of the Premises in good order and satisfactory condition, and in a state and condition satisfactory, acceptable and suitable for Tenant’s use pursuant to this Lease.

12.2     Installing and Operating Tenant’s Equipment. Without first obtaining the written consent of Landlord, not to be unreasonably withheld, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling or other service in excess of Building standards; (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Project; or (iii) any equipment which exceeds the electrical or floor load capacity per square foot for the Building. Landlord’s consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Project tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Tenant and Tenant’s telecommunications companies, including but not limited to, local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to the Land, Building or the Project for the installation and operation of telecommunications systems, including but not limited to, voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building without Landlord’s prior written consent, such consent not to be unreasonably withheld.

12.3     Alterations. Tenant shall not make or permit any alterations, decorations, additions or improvements of any kind or nature to the Premises or the Project, whether structural or nonstructural, interior, exterior or otherwise (“Alterations”) without the prior written consent of Landlord, said consent not to be unreasonably withheld or delayed. Landlord may impose any reasonable conditions to its consent, including, without limitation: (i) prior approval of the plans and specifications and contractor(s) with respect to the Alterations (provided that Landlord may designate specific contractors with respect to Building systems); (ii) supervision by Landlord’s representative, at Tenant’s expense, of the Alterations; (iii) proof of worker’s compensation insurance and commercial general liability insurance in such amounts and meeting such requirements as reasonably requested by Landlord; (iv) delivery to Landlord of written and unconditional waivers of mechanic’s and materialmen’s liens as to the Project for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations; (v) delivery of permits, certificates of occupancy, “as-built” plans, and equipment manuals; and (vi) any security for performance or payment that is reasonably required by Landlord. Subject to compliance with the foregoing requirements for installation of Alterations, Tenant shall have the right to install a card-key security system providing access to the Premises. The Alterations shall conform to Landlord’s Specifications (as defined in Exhibit B-1) and set forth in Exhibit B-3 attached hereto and made a part hereof and the requirements of federal, state and local governments having jurisdiction over the Premises, including, without limitation, the ADA, the California ADA, the OSHA General Industry Standard (29 C.F.R. Section 1910.1001, et seq.), and the OSHA Construction Standard (29 C.F.R. Section 1926.1001, et seq.) and shall be performed in accordance with the terms and provisions of this Lease and in a good and workmanlike manner using material of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, to perform in the Premises any nonstructural Alteration; provided that Tenant has provided Landlord with at least ten (10) business days prior written notice of such Alteration and such Alteration (i) does not affect the other tenants of the Building or the Building’s mechanical, electrical, plumbing, HVAC or fire, life safety systems; (ii) does not require any other alteration, addition, or improvement to be performed in or made to any portion of the Building or Project other than the Premises; (iii) does not increase the Building’s assessed value for tax purposes; (iv) does not alter the architectural or structural integrity of the Building; (v) does not require a building permit; (vi) is not visible from the exterior of the Premises; and (vii) together with any other Alterations, does not exceed a cost of $15,000 in any one Calendar Year. (provided that Tenant shall not perform such Alterations in stages in order to subvert this provision). All computer, telecommunications or other cabling, wiring and associated appurtenances (collectively, “Cabling”) installed by Tenant inside any of the interior walls of the Premises, above the ceiling of the Premises, in any portion of the ceiling plenum above or below the Premises, or in any portion of the Common Areas of the Building, including but not limited to any of the shafts or utility rooms of the Building, shall be clearly labeled or otherwise identified as having been installed by Tenant. All Cabling installed by Tenant shall comply with the requirements of the National Electric Code and any other applicable fire and safety codes. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord’s option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. All or any part of the Alterations, whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury; provided, Tenant shall remove any card-key security system installed pursuant to this Section 12.3 and all Cabling installed by Tenant anywhere in the Premises or the Building to the point of the origin of such Cabling. If required by Tenant, Landlord’s election shall be made at the time Landlord approves installation of such Alterations. If Landlord requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Project caused by such removal and restore the Premises and the Project to its condition prior to the construction of such Alterations, reasonable wear and tear excepted. If Tenant fails to remove the Alterations upon Landlord’s request and repair and restore the Premises and Project, then Landlord may (but shall not be obligated to) remove, repair and restore the same and the cost of such removal, repair and restoration together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove, repair and restore the same, shall be charged to Tenant and paid upon demand. Notwithstanding the foregoing, Tenant may at any time remove any trade fixtures, business equipment, personal property and furniture provided that Tenant repairs any damage to the Premises resulting from the removal of such items and restores the Premises to its condition prior to the installation of such items, reasonable wear and tear excepted.

12.4     Mechanics’ Liens. Tenant will pay or cause to be paid all costs and charges for: (i) work done by Tenant or caused to be done by Tenant, in or to the Premises; and (ii) materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear and harmless of and from all mechanics’ liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises, or any part of the Project, Tenant will cause such lien to be discharged of record within 10 days after the date Tenant receives notice of the filing of such lien, either by resolving the matter and causing a release to be recorded in the Official Records of the County in which the Project is located, or by recording a mechanic’s lien release bond in accordance with the provisions of Civil Code Section 8424. If Tenant fails to timely cause the lien to be removed as described above, Landlord may, at its option, pay to the claimant all amounts necessary to discharge the lien, regardless of the validity or enforceability of the claim, together with any related costs and interest, and the amount so paid, together with attorneys’ fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord’s interest in all or any portion of the Project to liability under any mechanics’ lien or to any other lien law. If Tenant receives notice that a lien has been or is about to be filed against the Premises or any part of the Project or any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least 15 days prior to the commencement of any work (including, but not limited to, any maintenance, repairs or Alteration) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices, if applicable, on the Premises or in the public records in order to protect the Premises and Project against such liens.

XIII. SIGNS

Except as expressly provided for in this Article XIII, no sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Project or the outside or the inside (to the extent visible from the exterior of the Premises or Building) of the Building or the Premises. Landlord shall, at Landlord’s expense, (a) provide a listing on the directory in the lobby of the Building listing all Building tenants; (b) place the suite number and/or Tenant name on or in the immediate vicinity of the entry door to the Premises using Building standard sign material and lettering; and (c) place signage (“Tenant Monument Signage”) on the Project’s existing monument sign (the “Monument Sign”) at the location designated by Landlord. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay upon demand any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate from the demand date. So long as (i) no Event of Default exists and remains uncured under this Lease, and (ii) Zscaler, Inc. or a Related Entity occupies the entire Premises, then Tenant shall, at Tenant’s sole cost and expense and subject to the terms of this Section, have the nonexclusive right to display eyebrow signage (“Eyebrow Signage”) on the northside of the Building in the location shown on Exhibit G. Tenant’s right to display the Eyebrow Signage is further conditioned on Tenant’s installation and maintenance of such Eyebrow Signage in a good and workmanlike manner by contractors approved by Landlord and otherwise in accordance with the same terms that apply to Alterations to the Premises. The Tenant Monument Signage and Eyebrow Signage (collectively, the “Tenant Signage”) shall contain only the name of Tenant and shall be subject to the approval of Landlord, in its reasonable discretion as to consistency in appearance with other tenant signage on the Building exterior and on the Monument Sign, as applicable, and in Landlord’s reasonable discretion, as to location, lettering, design, material, size, lighting, logo and color scheme prior to installation. In no event shall any Tenant Signage displayed by Tenant interfere with the visibility from the Building. Further, all such Tenant Signage must conform to all applicable recorded covenants, conditions and restrictions, zoning and other governmental ordinances, laws and regulations, and the Project’s design signage and graphics program, and Tenant shall obtain all required approvals of third parties, if any. Landlord shall be responsible for the maintenance of the Tenant Monument Signage and the Monument Sign in good condition and repair; provided that Tenant shall reimburse Landlord for Tenant’s pro rata share of the costs and expenses associated with such maintenance of the Tenant Monument Signage and the Monument Sign, which pro rata share shall be the percentage amount equal to the number of square feet of area on the Monument Sign that is occupied by the Tenant Monument Signage divided by the total number of square feet of area on the Monument Sign then occupied by monument signage displaying the names of any occupants of the Project and multiplying the resulting quotient by one hundred and rounding to the second decimal place. Upon the expiration or earlier termination of this Lease, Landlord shall remove the Tenant Signage and repair the affected portions of the Building and Monument Sign, as applicable, to the condition as they existed prior to installation of the Tenant Signage, reasonable wear and tear and casualty damage excepted, at Tenant’s sole cost and expense, for which Tenant shall reimburse Landlord the cost and expense incurred for the same upon demand. Tenant’s right to install and maintain Tenant Signage under this Section shall be personal to Zscaler, Inc. and (i) any Related Entity to whom this Lease is assigned in accordance with Section 10.4 or (ii) any entity to whom this Lease is assigned or who succeeds Zscaler, Inc. as Tenant in accordance with Section 10.5.

XIV. RIGHT OF ENTRY

Tenant shall permit Landlord or its Agents to enter the Premises without charge therefor to Landlord and without diminution of Rent or claim of constructive eviction: (i) to clean, inspect and protect the Premises and the Project; (ii) to make such alterations and repairs to the Premises or any portion of the Building, including other tenants’ premises, which Landlord determines to be reasonably necessary; (iii) to exhibit the same to prospective purchaser(s) of the Building or the Project or to present or future Mortgagees; or (iv) to exhibit the same to prospective tenants during the last 12 months of the Term. Landlord will endeavor to minimize, as reasonably practicable, any interference with Tenant’s business and shall provide Tenant with reasonable prior notice of entry into the Premises (which may be given verbally), except in the event of an apparent emergency condition arising within or affecting the Premises that endangers or threatens to endanger property or the safety of individuals.

XV. INSURANCE

15.1     Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would: (i) jeopardize or be in conflict with fire insurance policies covering the Project, and fixtures and property in the Project; or (ii) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises.

15.2     Landlord’s Insurance. At all times during the Term, Landlord will carry and maintain:

(a) Fire and extended coverage insurance covering the Building, its equipment and common area furnishings, and leasehold improvements in the Premises to the extent of any initial build out of the Premises by Landlord;

(b) Bodily injury and property damage insurance; and

(c) Such other insurance as Landlord reasonably determines from time to time.

The insurance coverages and amounts in this Section 15.2 will be commercially reasonable and as determined by Landlord in the exercise of its reasonable discretion consistent with the insurance coverages and amounts carried by owner of comparable buildings in the Santa Clara and San Jose market area.

15.3     Tenant’s Insurance. On or before the earlier to occur of (i) the Commencement Date; or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date) and continuing throughout the Term, Tenant will carry and maintain, at Tenant’s expense, the following insurance, in the minimum amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms reasonably satisfactory to Landlord:

(a) Commercial general liability insurance, with a combined single occurrence limit and aggregate of not less than $1,000,000. All such insurance will be on an occurrence ISO form including without limitation, bodily injury, property damage, personal injury, advertising injury, products and completed operations liability, and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease;

(b) A policy of cause of loss-specialty property insurance coverage at least equal to ISO Special Form Causes of Loss and covering all of Tenant’s furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant’s business and found in, on or about the Project, and any leasehold improvements to the Premises in excess of any initial buildout of the Premises by Landlord, in an amount not less than the full replacement cost;

(c) Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises are located, including employer’s liability insurance in the limit of $1,000,000 aggregate;

(d) If Tenant operates owned, hired, or nonowned vehicles on the Project, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage;

(e) Umbrella liability insurance in excess of the underlying coverage listed in paragraphs (a), (c) and (d) above, with limits of not less than $4,000,000 per occurrence/$4,000,000 aggregate;

(f) Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earning attributable to all perils insured against under the ISO Causes of Loss—Special Form Coverage, or attributable to prevention of access to the Premises as a result of such perils. Such insurance shall provide for an extended period of indemnity to be not less than 12 months; and

(g) All insurance required under this Section 15.3 shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a policyholder rating of not less than “A-” and a financial rating of “VII” in the most current copy of Best’s Insurance Report in the form customary to this locality.

15.4     Forms of the Policies. Landlord and its affiliates, Landlord’s management company, Landlord’s Mortgagee (as defined in Article XXI), and such other parties as Landlord shall designate to Tenant who have an insurable interest in the Premises or Project shall be: (i) named as additional insureds (other than for Worker’s Compensation) and have waiver of subrogation rights with respect to the coverages provided for under Section 15.3 (a), (c), (d) and (e), and (ii) as loss payees as their interest may appear with respect to the coverage provided under Section 15.3 (b). Certificates of insurance together with any endorsements providing the required coverage will be delivered to Landlord prior to

Tenant’s occupancy of the Premises and from time to time at least 15 days prior to expiration of the term, material change, reduction in coverage, or other termination thereof. All commercial general liability and property policies (including any umbrella policies in excess of such policies) herein required to be maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Commercial general liability insurance required to be maintained by Tenant by this Article XV will not be subject to a deductible or any self-insured retention in excess of $25,000.00.

15.5     Waiver of Subrogation. Landlord and Tenant each releases, discharges and waives and shall cause their respective insurance carriers to waive any and all rights to recover against the other or against the Agents of such other party for any loss or damage to such waiving party (including deductible amounts) arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article XV or any other property insurance actually carried by such party to the extent of the limits of such policy. Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Landlord and its affiliates, Landlord’s management company, and Landlord’s Mortgagee such a waiver of claims and to obtain such release, discharge and waiver of subrogation rights endorsements.

15.6     Adequacy of Coverage. Landlord makes no representation that the limits of liability specified to be carried by Tenant pursuant to this Article XV are adequate to protect Tenant and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate. Furthermore, in no way does the insurance required herein limit the liability of Tenant assumed elsewhere in this Lease.

XVI. SERVICES AND UTILITIES

16.1     Ordinary Services to the Premises. Landlord shall furnish to the Premises throughout the Term so long as the Premises are occupied: (i) heating, ventilation, and air conditioning (“HVAC”) appropriate for the Permitted Use during Normal Business Hours (as defined in the Rules and Regulations), except for legal holidays observed by the federal government; (ii) trash removal from the Premises; (iii) reasonable use of all existing basic intra-Building and/or Project telephone and network cabling; (iv) hot and cold water from points of supply; (v) restrooms; (vi) elevator service, provided that Landlord shall have the right to remove such elevators from service as may reasonably be required for moving freight or for servicing or maintaining the elevators or the Building; and (vii) proper facilities to furnish sufficient electrical power for Building standard lighting, facsimile machines, personal computers, printers, copiers and other customary business equipment, but not including electricity and air conditioning units required for equipment of Tenant that is in excess of Building standard. The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless charged directly (and not as a part of Operating Expenses) to Tenant or another tenant of the Project. Landlord may establish reasonable measures to conserve energy and water.

16.2     Additional Services. Should Tenant desire any additional services beyond those described in Section 16.1, or a rendition of any of such services outside the normal times for providing such service, Landlord may (at Landlord’s option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord upon demand Landlord’s additional expenses resulting therefrom. Landlord may, from time to time during the Term, set a charge for such additional services, or a per hour charge for additional or after hours service which shall include the utility, service, labor, and administrative costs and a cost for depreciation of the equipment used to provide such additional or after hours service.

16.3     Interruption of Utilities or Services. Landlord will not be liable to Tenant or any other person for direct or consequential damages (including, without limitation, damages to persons or property or for injury to, or interruption of, business), Tenant shall not be entitled to any abatement or reduction of rent except as expressly set forth in this Section 16.3, nor shall a constructive eviction exist or shall Tenant be released from any of Tenant’s obligations under this Lease (a) for any failure to supply any heat, air conditioning, elevator, cleaning, lighting or security or for any surges or interruptions of electricity, telecommunications or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services; (b) as a result of the admission to or exclusion from the Building or Project of any person; or (c) for any discontinuance permitted under this Article XVI. Landlord reserves the right temporarily to discontinue the services set forth in the foregoing sentence, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvement, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable, Landlord’s compliance with any mandatory or voluntary governmental energy conservation or environmental protection program, or any other happening beyond the control of Landlord. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s reasonable opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its reasonable discretion may deem appropriate, including, without limitation, locking doors and closing Parking Facilities and the Common Areas. Notwithstanding the foregoing, in the event of any failure to furnish, or any stoppage of, the following specified services for a period in excess of five consecutive days, and if: (a) such interruption is restricted to the Building and is not a neighborhood blackout or caused by an Event of Force Majeure; (b) such failure to furnish or stoppage is caused by the negligence or willful misconduct of Landlord or by the failure of Landlord to commence and diligently pursue repairs for which Landlord is responsible under this Lease; (c) such interruption results in the Premises becoming untenantable; and (d) Tenant actually ceases to occupy the Premises as a result thereof, Tenant shall be entitled to an abatement of Rent which shall commence on the sixth day (and shall not be retroactive) and shall continue for the remainder of the period of such failure to furnish or stoppage of such specified services. As used in this Section 16.3, the specified services are electricity, water, natural gas and sewer service.

16.4     Meters; Lighting Maintenance. The Premises shall be submetered as of the Commencement Date to measure Tenant’s usage of gas and electricity in the Premises. Landlord shall bill the charges for gas and electricity usage in the Premises directly to Tenant as Additional Rent. In addition, Landlord reserves the right to perform the Lighting Maintenance and to separately meter or monitor other utility services provided to the Premises, at Tenant’s expense, and bill the charges directly to Tenant, or to separately meter any other tenant and bill the charges directly to such tenant and to make appropriate adjustments to the Operating Expenses based on the meter charges. Tenant shall pay the charges Landlord bills to Tenant pursuant to this Section 16.4 within 30 days after receipt of Landlord’s invoice.

16.5     Telephone and Other Utility Charges. All telephone and other utility service used by Tenant in the Premises shall be paid for directly by Tenant except to the extent the cost of same is included within Operating Expenses or billed to Tenant pursuant to Article XVI.

16.6     Use of Flextronics Fitness Center and Cafeteria. Pursuant to that certain Lease dated as of October 28, 2011 (as amended, the “Flextronics Lease”) between Flextronics International USA, Inc. (“Flextronics”) and Landlord, Flextronics and Landlord established a program for tenants of the Building to use Flextronics’ fitness center in the Building (the “Fitness Center”) on a nonexclusive basis, together with Flextronics and other tenants of the Building. Landlord shall cooperate with Tenant in order to make available as of the Commencement Date 15 memberships to Tenant (each a “Membership”) for any of the employees of Tenant to use the Fitness Center, it being understood that the Memberships are granted to Tenant and may be used by any employee of Tenant with an access card issued by Flextronics and who has signed the Waiver (as defined in this Section 16.6), not to a specifically designated 15 employees of Tenant. Such Memberships shall be subject to the terms of a License Agreement that Flextronics executes with Tenant, a Flextronics Gym & Workout Facilities Waiver, Release and Assumption of Risk Form (“Waiver”) executed by each employee of Tenant who uses a Membership, and the policies, conditions, rules and regulations set forth in the Waiver or otherwise promulgated by Flextronics from time to time. Copies of the form of both the License Agreement and the Waiver shall be available upon request from Landlord’s property manager. As provided in the Flextronics Lease, Landlord will pay Flextronics directly for up to 15 Memberships for use by Tenant’s employees. In addition, Landlord shall cooperate with Tenant to obtain access as of the Commencement Date, without cost to Landlord, for Tenant’s employees to the cafeteria currently operated by Flextronics in the Building.

XVII. LIABILITY OF LANDLORD

17.1     Indemnification. Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents and subject to the waiver of subrogation set forth in Section 15.5, Tenant will neither hold nor attempt to hold Landlord, its Agents or Mortgagee liable for, and Tenant will indemnify, hold harmless and defend (with counsel reasonably acceptable to Landlord) Landlord, its Agents and Mortgagee, from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with or arising from (i) the use or occupancy or manner of use or occupancy of the Premises or the Common Areas by Tenant or its Agents; (ii) any activity, work or thing done, permitted or suffered by Tenant or its Agents in or about the Premises or the Project; (iii) any acts, omissions or negligence of Tenant or its Agents; (iv) any breach, violation or nonperformance by Tenant or its Agents of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant or its Agents, including, without limitation, to vehicles (or the contents thereof) of Tenant or Tenant’s Agent’s that are parked in the Parking Facilities, whether incurred in connection with the removal of any vehicles of Tenant or its Agents that are parked in violation of this Lease, the Rules and Regulations or otherwise.

17.2     Waiver and Release. Except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents, Tenant covenants and agrees that Landlord, its Agents and Mortgagee will not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant’s business occasioned by (i) any act or omission of Landlord or its Agents; (ii) any acts or omissions, including theft, of or by any other tenant, occupant or visitor of the Project; (iii) any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness; or (iv) the parking of vehicles by Tenant or Tenant’s Agents in the Parking Facilities, including, without limitation, when incurred in connection with the removal of any vehicles of Tenant or its Agents that are parked in violation of this Lease or the Rules and Regulations or otherwise. Tenant agrees to give prompt notice to Landlord upon the occurrence of any of the events set forth in this Section 17.2 or of defects in the Premises or the Building, or in the fixtures or equipment.

17.3     Survival. The covenants, agreements and indemnification obligations under this Article XVII will survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification obligations are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

XVIII. RULES AND REGULATIONS

Tenant and its Agents shall at all times abide by and observe the Rules and Regulations set forth in Exhibit C and any amendments thereto that may reasonably be promulgated from time to time by Landlord for the operation and maintenance of the Project and the Rules and Regulations shall be deemed to be covenants of this Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Project. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Project lease. If there is any inconsistency between this Lease (other than Exhibit C) and the then current Rules and Regulations, this Lease shall govern.

XIX. DAMAGE; CONDEMNATION

19.1     Damage to the Premises. If the Premises or the Building shall be damaged by fire or other casualty, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord’s obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other casualty to such an extent that, in Landlord’s reasonable judgment, the damage cannot be substantially repaired within 270 days after the date of such damage, or if the Premises are substantially damaged during the last Lease Year, then: (i) Landlord may terminate this Lease as of the date of such damage by written notice to Tenant; or (ii) Tenant may terminate this Lease as of the date of such damage by written notice to Landlord within 10 days after (a) Landlord’s delivery of a notice that the repairs cannot be made within such 270-day period (Landlord shall use reasonable efforts to deliver to Tenant such notice within 60 days of the date of such damage or casualty); or (b) the date of damage, in the event the damage occurs during the last year of this Lease. Without limitation to the foregoing, if the Premises or the Building are damaged by fire or other casualty and Landlord’s reasonable estimate of the cost to repair such damage exceeds the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee) or no such proceeds are available to Landlord, then Landlord shall not be obligated to incur expenses in excess of such insurance proceeds to repair such damage and may terminate this Lease as of the date of such damage by written notice to Tenant. Rent shall be apportioned and paid to the date of such damage.

During the period that Tenant is deprived of the use of the damaged portion of the Premises, Basic Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the Premises damaged bears to the total Rentable Square Footage of the Premises before such damage. All injury or damage to the Premises or the Project resulting from the gross negligence or willful misconduct of Tenant or its Agents shall be repaired by Landlord, at Tenant’s expense, subject to the waivers in Section 15.5, and Rent shall not abate nor shall Tenant be entitled to terminate this Lease. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace, or repair any of the following: (i) specialized Tenant improvements as reasonably determined by Landlord; (ii) Alterations; or (iii) personal property of Tenant. Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code Section 1932(2) and 1933(4) and agrees that in the event of any casualty, the terms of this Lease shall govern.

19.2     Condemnation. If 20% or more of the Building or 50% or more of the Land shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than 20% of the Building or 50% of the Land is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Basic Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the portion of the Premises so taken bears to the Rentable Square Footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant’s property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord’s award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises. This Section 19.2 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Tenant hereby waives the benefit of California Code of Civil Procedure Section 1265.130.

XX. DEFAULT OF TENANT

20.1     Events of Default. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent within three business days after notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the previous 12 months; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within 15 days after notice from Landlord; provided, however, that if such failure cannot be cured within said 15-day period, then such period shall be extended as reasonably necessary in order for Tenant to complete such cure provided Tenant has commenced to cure the default within the 15-day period and diligently pursues such cure to completion (notwithstanding the foregoing, if Landlord provides Tenant with notice of Tenant’s failure to observe or perform any term, condition or covenant under this Subsection (ii) on two or more occasions during any 12 month period, then Tenant’s subsequent violation of the same term, condition or covenant shall, at Landlord’s option, be deemed an Event of Default immediately upon the occurrence of such failure, regardless of whether Landlord provides Tenant notice, or Tenant has commenced the cure of the same); (iii) Tenant fails to pay Rent when due and abandons or vacates the Premises or fails to take occupancy of the Premises within 90 days after the Commencement Date; (iv) Tenant fails to execute and return a subordination agreement or estoppel within the time periods provided for in Article XXI or Section 24.4; (v) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises for all or substantially all of Tenant’s or Guarantor’s assets is appointed; (vi) Tenant or Guarantor hereafter files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within 60 days; or (vii) Tenant fails to promptly after Landlord’s delivery of notice remedy or discontinue any hazardous conditions which Tenant has created or permitted in violation of law or of this Lease. Any such notices required under this Section 20.1 shall be in satisfaction of, and not in addition to, any notice required under Sections 1161(2) or (3), as the case may be, of the California Code of Civil Procedure. Any notice periods provided for under this Section 20.1 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

20.2     Landlord’s Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity, elect one or more of the following remedies:

(a) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2, and in addition to any other rights and remedies Landlord may have, Landlord shall be entitled to recover from Tenant:

(i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; plus

(ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the costs and expenses (including attorneys’ fees, whether in-house or outside counsel) of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises and brokerage commissions, and any other reasonable costs and expenses.

As used in Sections 20.2(a)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate.

Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); provided that, Landlord acknowledges that the intent under this Lease is that “breach” in the foregoing means an Event of Default. Accordingly, Tenant acknowledges that in the event Tenant has committed an Event of Default and abandoned the Premises, this Lease may, at Landlord’s election, continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Without limiting the generality of California Civil Code Section 1951.4(c), acts of maintenance or preservation or efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(c) Even though Landlord may have re-entered the Premises as provided in clause (b) above, Landlord may thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

(d) Landlord may cure the Event of Default for the account of Tenant, and in such event Tenant shall pay Landlord upon invoice as Additional Rent all costs and expenses incurred by Landlord in connection therewith, including consultants’ and attorneys’ fees and costs, together with an administrative charge equal to ten percent (10%) of such costs.

(e) Landlord may pursue injunctive relief, and/or recovery of damages, without terminating this Lease.

20.3     Mitigation of Damages. Notwithstanding the foregoing, to the extent Landlord is required by applicable law to mitigate damages, or is required by law to use efforts to do so, Tenant agrees that if Landlord markets the Premises in a manner substantially similar to the manner in which Landlord markets other space in the Building, then Landlord shall be deemed to have used commercially reasonable efforts to mitigate damages. Tenant shall continue to be liable for all Rent (whether accruing prior to, on or after the date of termination of this Lease or Tenant’s right of possession and/or pursuant to the holdover provisions of Section 22.2 below) and Damages, except to the extent that Tenant pleads and proves by clear and convincing evidence that Landlord fails to exercise commercially reasonable efforts to mitigate damages to the extent required under this Section 20.3 and that Landlord’s failure caused an avoidable and quantifiable increase in Landlord’s damages for unpaid Rent. Without limitation to the foregoing, Landlord shall not be deemed to have failed to mitigate damages, or to have failed to use efforts required by law to do so, because: (i) Landlord leases other space in the Building which is vacant prior to re-letting the Premises; (ii) Landlord refuses to relet the Premises to any Related Entity of Tenant, or any principal of Tenant, or any Related Entity of such principal; (iii) Landlord refuses to relet the Premises to any person or entity whose creditworthiness is not acceptable to Landlord in the exercise of its reasonable discretion; (iv) Landlord refuses to relet the Premises to any person or entity because the use proposed to be made of the Premises by such prospective tenant is not general office use of a type and nature consistent with that of the other tenants in the portions of the Building leased or held for lease for general office purposes as of the date Tenant defaults under this Lease (by way of illustration, but not limitation, call center or other high-density use, government offices, consular offices, doctor’s offices or medical or dental clinics or laboratories, or schools would not be uses consistent with that of other tenants in the Building), or such use would, in Landlord’s reasonable judgment, impose unreasonable or excessive demands upon the Building systems, equipment or facilities; (v) Landlord refuses to relet the Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with Landlord or any of its affiliates; (vi) Landlord refuses to relet the Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building, or would cause Landlord to be in default of, or to be unable to perform any of its covenants or obligations under, any agreements between Landlord and any third party; (vii) Landlord refuses to relet the Premises because the proposed tenant is unwilling to execute and deliver Landlord’s standard lease form with modifications reasonably acceptable to Landlord or such tenant requires improvements to the Premises to be paid at Landlord’s cost and expense; (viii) Landlord refuses to relet the Premises to a person or entity whose character or reputation, or the nature of such prospective tenant’s business, would not be acceptable to Landlord in its reasonable discretion; (ix) Landlord refuses to expend any material sums of money to market the Premises in excess of the sums Landlord typically expends in connection with the marketing of other space in the Building. As used in this Section 20.3, an “affiliate” means a person or entity that controls, is controlled by, or is under common control with another person or entity.

20.4     No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No act, omission, reletting or re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease, shall be construed as an actual or constructive eviction of Tenant, or an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.

20.5     Late Payment. If Tenant fails to pay any Rent within five days after such Rent becomes due and payable, Tenant shall pay to Landlord without notice a late charge of five percent (5%) of the amount of such overdue Rent. Such late charge shall be deemed Rent and shall be due and payable within two days after written demand from Landlord.

20.6     Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

20.7     Intentionally deleted.

XXI. MORTGAGES

This Lease is subject and subordinate to all ground or underlying leases (each a “Ground Lease”) and to any mortgage, deed of trust, security interest, or title retention interest now or hereafter affecting the Land, Building or Project (each a “Mortgage”) and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, Tenant shall, within 10 days of receipt thereof, execute any instrument that Landlord, any ground lessor under a Ground Lease (“Ground Lessor”) or any holder of any note or obligation secured by a Mortgage (the “Mortgagee”) may request confirming such subordination. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage or termination of a Ground Lease, the Mortgagee or Ground Lessor, as applicable, shall have the right to subordinate the Mortgage or Ground Lease, as applicable, to this Lease, in which case, in the event of such foreclosure or termination, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord, as applicable, the Ground Lessor or the purchaser at foreclosure of Landlord’s interest under this Lease. Tenant shall, upon the request of a Mortgagee, Ground Lessor or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of any Ground Lease or the lien of any Mortgage to this Lease or Tenant’s attornment to such Ground Lessor or purchaser of Landlord’s interest under this Lease, as applicable; provided that such instrument contains a commercially reasonable non-disturbance agreement providing, among other things, that so long as an Event of Default does not exist under this Lease, Tenant’s use and occupancy of the Premises and its rights under this Lease shall not be disturbed or affected by the termination of such Ground Lease prior to the expiration or termination of this Lease or by any foreclosure or other action (or by the delivery or acceptance of a deed or other conveyance or transfer in lieu thereof) which may be instituted or undertaken in order to enforce any right or remedy available under the Ground Lease or Mortgage.

XXII. SURRENDER; HOLDING OVER

22.1     Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant’s personal property, Alterations, or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty (as provided for in Article XIX). All trade fixtures, equipment, furniture, inventory, effects and Alterations left on or in the Premises or the Project after the Expiration Date or earlier termination of this Lease will be deemed conclusively to have been abandoned and may be appropriated, removed, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with the same, including, but not limited to, the costs of repairing any damage to the Premises or the Project caused by the removal of such property. Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

22.2     Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, including removing all trade fixtures, equipment, furniture, inventory, effects and Alterations from the Premises, Tenant shall be deemed to be a tenant-at-will pursuant to the terms and provisions of this Lease, except the daily Basic Rent shall be 150% of the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a 30 day month) for the first 90 days of such holdover period and, thereafter, twice the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a 30 day month). Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process provided under applicable state law. If Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover, Tenant shall be liable to Landlord for all damages, including, without limitation, special or consequential damages, that Landlord suffers from the holdover.

XXIII. QUIET ENJOYMENT

Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, any restrictions and any Mortgage to which this Lease is subordinate.

XXIV. MISCELLANEOUS

24.1     No Representations by Landlord. Tenant acknowledges that neither Landlord nor its Agents nor any broker has made any representation or promise with respect to the Premises, the Project, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

24.2     No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

24.3     Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, agent, finder or other person other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any and all loss, costs, damages or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of liability to or from any broker or person other than Broker(s) arising from or out of any breach of the indemnitor’s representation and warranty.

24.4     Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within 10 business days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that this Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Basic Rent and Additional Rent currently due and payable by Tenant; (v) that any Tenant Work or Alterations required by this Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than 30 days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in this Lease (or, if not, specifying the correct address); and (xi) any other certifications reasonably requested by Landlord. In the event Tenant fails to deliver to Landlord an estoppel certificate as required by this Section within the specified 10 business-day period, Tenant shall be conclusively presumed to have adopted and affirmed the contents of the form of estoppel certificate delivered to Tenant by Landlord, and any prospective mortgagee, purchaser, or other third-party may rely on the accuracy of such estoppel certificate as if executed and affirmed by Tenant.

24.5     Waiver of Jury Trial. To the fullest extent permitted by law, Landlord and Tenant each waive trial by jury in connection with proceedings or counterclaims brought by either of the parties against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

24.6     Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, shall be in writing and shall be deemed effective either: (i) on the date personally delivered to the address set forth in Article I, as evidenced by written receipt for the same, whether or not actually received by the person to whom addressed; (ii) on the third business day after being sent, by certified or registered mail, return receipt requested, postage prepaid, addressed to the intended recipient at the address specified Article I; (iii) on the next succeeding business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express, addressed to such party at the address specified Article I; (iv) on the date delivered by facsimile to the respective numbers specified in Article I, provided confirmation of facsimile is received; or (v) on the date an electronic mail message with a pdf copy of the signed notice is delivered to the e-mail addresses specified in Article I; provided, however, that in the case of any notice delivered in accordance with items (iv) or (v) above, any such facsimile notice or e-mail notice shall be sent by one of the other permitted methods of providing notice (other than facsimile or e-mail notice) on the next succeeding business day. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

24.7     Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

24.8     Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

24.9     Benefit and Burden. Subject to the provisions of Article X and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns.

24.10     Entire Agreement. This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

24.11     Authority. If Tenant signs as a corporation, limited liability company or partnership, Tenant hereby represents and warrants that Tenant is duly formed, validly existing, in good standing (with respect to a corporation or limited liability company), and qualified to do business in the state in which the Project is located, that Tenant has full power and authority to enter into this Lease and that the person executing this Lease on behalf of Tenant is authorized to execute this Lease on behalf of Tenant. Tenant further agrees that it shall provide Landlord with a secretary’s certificate from the secretary of said corporation or limited liability company, if applicable, certifying as to the above in the form of Exhibit D attached hereto and made a part hereof, or, if Tenant is a partnership, it shall provide Landlord with a partnership authorization certifying as to the above in a form acceptable to Landlord. At the request of Landlord, Tenant shall provide to Landlord copies of Tenant’s organizational documents and such incumbency certificate and minutes certified by an authorized representative of Tenant as being true, correct, and complete, as may be reasonably required to demonstrate that this Lease is binding upon and enforceable against Tenant.

24.12     Attorneys’ Fees. If either Landlord or Tenant commences any legal action or proceeding against the other party (including, without limitation, litigation or arbitration) arising out of or in connection with this Lease, the Premises, or the Project (including, without limitation (a) the enforcement or interpretation of either party’s rights or obligations under this Lease (whether in contract, tort, or both) or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, together with any costs and expenses, incurred in any such action or proceeding, including any attorneys’ fees, costs, and expenses incurred on collection and on appeal.

24.13     Interpretation. This Lease is governed by the laws of the state in which the Project is located. All references in this Lease to specific sections of California law shall be deemed to mean and refer to any amendment thereto, and to any renumbered counterpart or superseding successor thereto. Furthermore, this Lease shall not be construed against either party more or less favorably by reason of authorship or origin of language.

24.14     Limitation of Liability. None of Landlord’s shareholders, partners, members, managers, directors, officers or employees, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise becomes liable, responsible or in any way accountable to Tenant for any loss, injury, death or damage (including consequential damages) in connection with this Lease, Tenant shall look solely to Landlord’s equity, interest and rights in the Building for satisfaction of Tenant’s remedies on account thereof, including, subject to the rights of any

Mortgagee, Landlord’s interest in the rents of the Building and any insurance proceeds payable to Landlord. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and any Mortgagee(s) of whom Tenant has been notified, notice and a reasonable time to cure any alleged default. Landlord or any successor owner shall have the right to transfer and assign to a third party, in whole or part, all of its rights and obligations hereunder and in the Building and Land, and in such event, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter, shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. In the event of such transfer or assignment, landlord shall transfer to such transferee or assignee the balance of the Security Deposit, if any, remaining after lawful deductions and, in accordance with California Civil Code Section 1950.7, after notice to Tenant, Landlord shall thereupon be relieved of all liability with respect to the Security Deposit.

24.15     Time of the Essence. Time is of the essence as to Tenant’s obligations contained in this Lease.

24.16     Force Majeure. Landlord and Tenant (except with respect to the payment of Rent) shall not be chargeable with, liable for, or responsible to the other for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, governmental authorities (permitting or inspection), governmental regulation of the sale of materials or supplies or the transportation thereof; war; invasion; insurrection; rebellion; riots; strikes or lockouts, inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of such party (collectively, “Events of Force Majeure”); and any such failure or delay due to said causes or any of them shall not be deemed to be a breach of or default in the performance of this Lease.

24.17     Headings. Captions and headings are for convenience of reference only.

24.18     Memorandum of Lease. Neither Landlord nor Tenant shall record this Lease or a memorandum thereof without the written consent of the other.

24.19     Intentionally Deleted.

24.20     Financial Reports. Prior to the execution of this Lease by Tenant and thereafter within 15 days after Landlord’s request, but in no event more than once per Lease Year unless an uncured Event of Default exists or such request is in connection with a sale or financing of the Project, in which event no such limitation shall apply, Tenant will furnish Tenant’s and Guarantor’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant’s and Guarantor’s internally prepared financial statements, certified by Tenant and Guarantor, as applicable. If requested by Tenant, Landlord shall execute a confidentiality agreement confirming that Landlord will keep confidential Tenant’s confidential and proprietary financial information provided to Landlord in accordance with this Section 24.20 in accordance with terms substantially consistent with the NDA.

24.21     Landlord’s Fees. Whenever Tenant requests Landlord to take any action (other than with respect to Landlord’s express obligations under the Lease) or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord’s costs incurred in reviewing the proposed action or consent, including, without limitation, attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

24.22     Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

24.23     Light, Air or View Rights. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

24.24     Special Damages. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

24.25     Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Lease may be executed by a party’s signature transmitted by facsimile or e-mail, and copies of this Lease executed and delivered by means of faxed or e-mailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or e-mailed signatures as if such signatures were originals. All parties hereto agree that a faxed or e-mailed signature page may be introduced into evidence in any proceeding arising out of or related to this Lease as if it were an original signature page.

24.26     Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its Agents shall not intentionally or voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or the Project, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

24.27     Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that: (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to the exercise of any options hereunder, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted.

24.28     Anti-Terrorism. Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its owners or affiliates currently are, or shall be at any time during the term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a “Prohibited Person” which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, it officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. At any time and from time-to-time during the term, Tenant shall deliver to Landlord within 10 days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this paragraph.

24.29     Green Initiatives. The parties agree it is in their mutual best interest that the Building and Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment. Accordingly, Tenant shall endeavor to conduct its operations in the Building and within the Premises to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to achieve and maintain its LEED rating and an Energy Star label, to the extent applicable. Landlord shall endeavor to operate and maintain the Common Area to: minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building. In addition, if requested by Landlord or a governmental entity having jurisdiction over the Premises, Tenant shall report to Landlord and such requesting entity the Tenant’s utility usage and such other related information as may be requested within the time required by the governmental entity or such other reasonable time frame as may be requested by Landlord or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s utility usage with respect to the Premises directly from the applicable utility company.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Date of Lease.

TENANT:

ZSCALER, INC.,
a Delaware corporation

By:	/s/ Remo Canessa
Name:	Remo Canessa
Title:	CFO

Date:	June 9, 2017

[LANDLORD SIGNATURE ON FOLLOWING PAGE]

LANDLORD:

US ER AMERICA CENTER 2, LLC,
a California limited liability company

By:	US ER America Center 1 & 2 JV, LLC, a Delaware limited liability company, its sole member

	By:	USAA Eagle Real Estate Multi-Sector Operating Partnership, LP, a Delaware limited partnership, its managing member

		By:	USAA Eagle Real Estate REIT, LLC, a Delaware limited liability company, its general partner

			By:	USAA Eagle Real Estate Feeder 1, LP, a Delaware limited partnership, its manager

				By:	USAA Eagle Real Estate GP, LLC, a Delaware limited liability company, its general partner

					By:	USAA Equity Advisors, LLC, a Texas limited liability company, its sole member

						By:	USAA Real Estate Company, a Delaware corporation, its sole member

							By:	/s/ Stanley R. Alterman
							Name:	Stanley R. Alterman
							Title:	Executive Managing Director

		By:	USAA Eagle Real Estate Feeder 3, LP, a Delaware limited partnership, its general partner

			By:	USAA Eagle Real Estate GP, LLC, a Delaware limited liability company, its general partner

				By:	USAA Equity Advisors, LLC, a Texas limited liability company, its sole member

					By:	USAA Real Estate Company, a Delaware corporation, its sole member

						By:	/s/ Stanley R. Alterman
						Name:	Stanley R. Alterman
						Title:	Executive Managing Director

			Date:	6-13-2017

EXHIBIT A

PLAN SHOWING PREMISES

EXHIBIT A-1

PROJECT SITE PLAN

EXHIBIT A-2

LEGAL DESCRIPTION OF LAND

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

LOT ONE: (FEE SIMPLE)

ALL OF LOT ONE, AS SHOWN ON THAT CERTAIN MAP ENTITLED “TRACT NO. 10003 AMERICA CENTER”, WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON DECEMBER 22, 2008, IN BOOK 829 OF MAPS AT PAGES 39 TO 45, INCLUSIVE.

IN ADDITION THERETO, THE FOLLOWING AREA:

BEGINNING AT THE COMMON CORNER OF SAID LOT ONE AND LOT FOUR OF SAID TRACT MAP, WHICH CORNER IS THE EASTERLY TERMINUS OF THE COURSE AND DISTANCE SHOWN AS “SOUTH 53°29'51" WEST, 243.20 FEET.”

THENCE LEAVING SAID POINT OF BEGINNING THE FOLLOWING FIVE (5) COURSES AND DISTANCES:

1. EASTERLY ALONG THE PROLONGATION OF SAID LINE, NORTH 53° 29' 51" EAST, 60.00 FEET;

2. SOUTH 36° 30' 09" EAST, 135.50 FEET;

3. NORTH 53° 29' 51" EAST, 63.00 FEET;

4. SOUTH 36°30'09" EAST, 125.26 FEET;

5. SOUTH 53° 29' 51" WEST, 123.00 FEET TO THE COMMON LINE OF SAID LOT ONE AND SAID LOT FOUR;

THENCE NORTHERLY ALONG SAID COMMON LINE, NORTH 36° 30' 09" WEST, 260.76 FEET TO THE POINT OF BEGINNING.

ALSO SHOWN AS PARCEL A ON THE LOT LINE ADJUSTMENT PERMIT, FILE NO. AT12-006, WHICH IS ATTACHED AS EXHIBIT B TO THE GRANT DEED RECORDED ON APRIL 30, 2012 AS INSTRUMENT NO. 21644400 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY.

EXCEPTING THEREFROM ALL RIGHTS FOR WATER SUPPLY PURPOSES AND TO PUMP, TAKE OR OTHERWISE EXTRACT WATER FROM ANY SOURCES INCLUDING, BUT NOT LIMITED TO, THE UNDERGROUND BASIN OR ANY UNDERGROUND STRATA, PROVIDED, HOWEVER THAT NOTHING CONTAINED IN SAID INSTRUMENT SHALL BE DEEMED TO AUTHORIZE GRANTEE TO PUMP, TAKE OR OTHERWISE EXTRACT WATER THROUGH THE SURFACE OF THE REAL PROPERTY, AS DESCRIBED IN THAT QUITCLAIM DEED AND AUTHORIZATION FROM LEGACY III AMERICA CENTER I, LLC, A DELAWARE LIMITED LIABILITY COMPANY TO THE CITY OF SAN JOSE, A MUNICIPAL CORPORATION OF THE STATE OF CALIFORNIA, RECORDED MARCH 13, 2009 AS INSTRUMENT NO. 20169095 OF OFFICIAL RECORDS.

LOT 2: (FEE SIMPLE)

ALL OF LOT TWO, AS SHOWN ON THAT CERTAIN MAP ENTITLED “TRACT NO. 10003 AMERICA CENTER”, WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON DECEMBER 22, 2008, IN BOOK 829 OF MAPS AT PAGES 39 TO 45, INCLUSIVE.

EXCEPTING THEREFROM, THE FOLLOWING AREA:

BEGINNING AT THE COMMON CORNER OF SAID LOT TWO AND LOT THREE OF SAID TRACT MAP, WHICH CORNER IS THE NORTHERLY TERMINUS OF THE COURSE AND DISTANCE SHOWN AS “NORTH 36°30'09" WEST, 220.91 FEET.”

THENCE LEAVING SAID POINT OF BEGINNING THE FOLLOWING FOUR (4) COURSES AND DISTANCES:

1. NORTHERLY ALONG THE PROLONGATION OF SAID LINE, NORTH 36°30'09" WEST, 30.75 FEET;

2. NORTH 53°29'51" EAST, 270.00 FEET;

3. NORTH 36°30'09" WEST. 53.25 FEET;

4. NORTH 53°29'51" EAST, 60.00 FEET TO THE COMMON LINE OF SAID LOT TWO AND LOT THREE;

THENCE ALONG SAID COMMON LINE THE FOLLOWING TWO (2) COURSES AND DISTANCES:

1. SOUTH 36°30'09" EAST, 84.00 FEET;

2. SOUTH 53°29'51" WEST, 330.00 FEET TO THE POINT OF BEGINNING.

ALSO SHOWN AS PARCEL D ON THE LOT LINE ADJUSTMENT PERMIT, FILE NO. AT12-006, WHICH IS ATTACHED AS EXHIBIT B TO THE GRANT DEED RECORDED ON APRIL 30, 2012 AS INSTRUMENT NO. 21644400 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY.

EXCEPTING THEREFROM ALL RIGHTS FOR WATER SUPPLY PURPOSES AND TO PUMP, TAKE OR OTHERWISE EXTRACT WATER FROM ANY SOURCES INCLUDING, BUT NOT LIMITED TO, THE UNDERGROUND BASIN OR ANY UNDERGROUND STRATA, PROVIDED, HOWEVER THAT NOTHING CONTAINED IN SAID INSTRUMENT SHALL BE DEEMED TO AUTHORIZE GRANTEE TO PUMP, TAKE OR OTHERWISE EXTRACT WATER THROUGH THE SURFACE OF THE REAL PROPERTY, AS DESCRIBED IN THAT QUITCLAIM DEED AND AUTHORIZATION FROM LEGACY III AMERICA CENTER I, LLC, A DELAWARE LIMITED LIABILITY COMPANY TO THE CITY OF SAN JOSE, A MUNICIPAL CORPORATION OF THE STATE OF CALIFORNIA, RECORDED MARCH 13, 2009 AS INSTRUMENT NO. 20169095 OF OFFICIAL RECORDS.

LOT THREE: (FEE SIMPLE)

ALL OF LOT THREE, AS SHOWN ON THAT CERTAIN MAP ENTITLED “TRACT NO. 10003 AMERICA CENTER”, WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON DECEMBER 22, 2008, IN BOOK 829 OF MAPS AT PAGES 39 TO 45, INCLUSIVE.

IN ADDITION THERETO, THE FOLLOWING AREA:

BEGINNING AT THE COMMON CORNER OF LOT TWO AND SAID LOT THREE OF SAID TRACT MAP, WHICH CORNER IS THE NORTHERLY TERMINUS OF THE COURSE AND DISTANCE SHOWN AS “NORTH 36° 30' 09" WEST, 220.91 FEET.”

THENCE LEAVING SAID POINT OF BEGINNING THE FOLLOWING FOUR (4) COURSES AND DISTANCES:

1. NORTHERLY ALONG THE PROLONGATION OF SAID LINE, NORTH 36°30' 09" WEST, 30.75 FEET;

2. NORTH 53° 29' 51" EAST, 270.00 FEET;

3. NORTH 36° 30' 09" WEST, 53.25 FEET;

4. NORTH 53° 29' 51" EAST, 60.00 FEET TO THE COMMON LINE OF SAID LOT TWO AND LOT THREE;

THENCE ALONG SAID COMMON LINE THE FOLLOWING TWO (2) COURSES AND DISTANCES:

1. SOUTH 36° 30' 09" EAST, 84.00 FEET;

2. SOUTH 53° 29' 51" WEST, 330.00 FEET TO THE POINT OF BEGINNING.

ALSO SHOWN AS PARCEL C ON THE LOT LINE ADJUSTMENT PERMIT, FILE NO. AT12-006, WHICH IS ATTACHED AS EXHIBIT B TO THE GRANT DEED RECORDED ON APRIL 30, 2012 AS INSTRUMENT NO. 21644398 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY.

EXCEPTING THEREFROM ALL RIGHTS FOR WATER SUPPLY PURPOSES AND TO PUMP, TAKE OR OTHERWISE EXTRACT WATER FROM ANY SOURCES INCLUDING, BUT NOT LIMITED TO, THE UNDERGROUND BASIN OR ANY UNDERGROUND STRATA, PROVIDED, HOWEVER THAT NOTHING CONTAINED IN SAID INSTRUMENT SHALL BE DEEMED TO AUTHORIZE GRANTEE TO PUMP, TAKE OR OTHERWISE EXTRACT WATER THROUGH THE SURFACE OF THE REAL PROPERTY, AS DESCRIBED IN THAT QUITCLAIM DEED AND AUTHORIZATION FROM LEGACY III AMERICA CENTER II, LLC, A DELAWARE LIMITED LIABILITY COMPANY TO THE CITY OF SAN JOSE, A MUNICIPAL CORPORATION OF THE STATE OF CALIFORNIA, RECORDED MARCH 06, 2009 AS DOCUMENT NO. 20159266 OF OFFICIAL RECORDS.

LOT FOUR: (FEE SIMPLE)

ALL OF LOT FOUR, AS SHOWN ON THAT CERTAIN MAP ENTITLED “TRACT NO. 10003 AMERICA CENTER”, WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE

COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON DECEMBER 22, 2008, IN BOOK 829 OF MAPS AT PAGES 39 TO 45, INCLUSIVE. EXCEPTING THEREFROM, THE FOLLOWING AREA:

BEGINNING AT THE COMMON CORNER OF SAID LOT ONE AND LOT FOUR OF SAID TRACT MAP, WHICH CORNER IS THE EASTERLY TERMINUS OF THE COURSE AND DISTANCE SHOWN AS “SOUTH 53°29'51" WEST, 243.20 FEET.”

THENCE LEAVING SAID POINT OF BEGINNING THE FOLLOWING FIVE (5) COURSES AND DISTANCES:

1. EASTERLY ALONG THE PROLONGATION OF SAID LINE, NORTH 53°29'51" EAST, 60.00 FEET;

2. SOUTH 36°30'09" EAST, 135.50 FEET;

3. NORTH 53°29'51" EAST, 63.00 FEET;

4. SOUTH 36°30'09" EAST, 125.26 FEET;

5. SOUTH 53°29'51" WEST, 123.00 FEET TO THE COMMON LINE OF SAID LOT ONE AND SAID LOT FOUR;

THENCE NORTHERLY ALONG SAID COMMON LINE, NORTH 36°30'09" WEST, 260.76 FEET TO THE POINT OF BEGINNING.

ALSO SHOWN AS PARCEL B ON THE LOT LINE ADJUSTMENT PERMIT, FILE NO. AT12-006, WHICH IS ATTACHED AS EXHIBIT B TO THE GRANT DEED RECORDED ON APRIL 30, 2012 AS INSTRUMENT NO. 21644398 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY.

EXCEPTING THEREFROM ALL RIGHTS FOR WATER SUPPLY PURPOSES AND TO PUMP, TAKE OR OTHERWISE EXTRACT WATER FROM ANY SOURCES INCLUDING, BUT NOT LIMITED TO, THE UNDERGROUND BASIN OR ANY UNDERGROUND STRATA, PROVIDED, HOWEVER THAT NOTHING CONTAINED IN SAID INSTRUMENT SHALL BE DEEMED TO AUTHORIZE GRANTEE TO PUMP, TAKE OR OTHERWISE EXTRACT WATER THROUGH THE SURFACE OF THE REAL PROPERTY, AS DESCRIBED IN THAT QUITCLAIM DEED AND AUTHORIZATION FROM LEGACY III AMERICA CENTER II, LLC, A DELAWARE LIMITED LIABILITY COMPANY TO THE CITY OF SAN JOSE, A MUNICIPAL CORPORATION OF THE STATE OF CALIFORNIA, RECORDED MARCH 6, 2009 AS DOCUMENT NO. 20159266 OF OFFICIAL RECORDS.

EASEMENT ESTATES:

PARCEL ONE-A:

A NON-EXCLUSIVE APPURTENANT EASEMENT FOR THE PURPOSES OF PUBLIC AND PRIVATE UTILITIES, AS CONVEYED BY GRANT OF EASEMENT FROM EXTENDED STAY CA, INC., A DELAWARE CORPORATION, RECORDED AUGUST 21, 2001 AS INSTRUMENT NO. 15835965 OF OFFICIAL RECORDS.

PARCEL ONE-B:

A NON-EXCLUSIVE APPURTENANT EASEMENT FOR A PEDESTRIAN SIDEWALK AND BICYCLE WAY, AS RESERVED BY WCSJ LLC, A DELAWARE LIMITED LIABILITY COMPANY IN THAT CERTAIN GRANT DEED RECORDED MAY 21, 2003 AS INSTRUMENT NO. 17056610 OF OFFICIAL RECORDS.

PARCEL ONE-C:

A NON-EXCLUSIVE APPURTENANT EASEMENT FOR THE PURPOSES OF PUBLIC AND PRIVATE UTILITIES, AS CONVEYED BY GRANT DEED OF EASEMENT FROM LINCOLN 237 ASSOCIATES LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, RECORDED DECEMBER 10, 2003 AS INSTRUMENT NO. 17520865 OF OFFICIAL RECORDS.

PARCEL ONE-D:

A NON-EXCLUSIVE APPURTENANT EASEMENT FOR THE PURPOSES OF STORM WATER DRAINAGE, AS CONVEYED BY GRANT DEED OF EASEMENT FROM LINCOLN 237 ASSOCIATES LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, AND UPON THE TERMS CONTAINED THEREIN, RECORDED DECEMBER 10, 2003 AS INSTRUMENT NO. 17520866 OF OFFICIAL RECORDS.

SAID EASEMENT HAS BEEN MODIFIED BY DOCUMENT ENTITLED “FIRST AMENDMENT TO GRANT DEED OF EASEMENT”, RECORDED DECEMBER 01, 2004 AS INSTRUMENT NO. 18122284 OF OFFICIAL RECORDS.

PARCEL ONE-E:

A PERPETUAL NON-EXCLUSIVE APPURTENANT EASEMENT FOR THE PURPOSES OF EMERGENCY ACCESS TO AND EGRESS TO GOLD STREET, INSTALLATION OF UTILITIES, AND INSTALLATION AND MAINTENANCE OF UTILITY FACILITIES, AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED “RECIPROCAL EASEMENT AND MAINTENANCE AGREEMENT AND COVENANT TO PERFORM OBLIGATIONS”, RECORDED MAY 21, 2003 AS INSTRUMENT NO. 17056611 OF OFFICIAL RECORDS, AS AMENDED BY DOCUMENTS RECORDED DECEMBER 1, 2004 AS INSTRUMENT NO. 18122282 OF OFFICIAL RECORDS AND OCTOBER 31, 2006 AS INSTRUMENT NO. 19163509 OF OFFICIAL RECORDS.

PARCEL ONE-F:

EASEMENTS NOT ON LOT ONE, TWO, THREE OR FOUR AS CONVEYED BY AND DESCRIBED IN THAT CERTAIN DECLARATION AND AGREEMENT OF COVENANTS AND RESTRICTIONS OF AMERICA CENTER RECORDED DECEMBER 22, 2008, AS INSTRUMENT NO. 20074383 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY.

PARCEL ONE-G:

A NON-EXCLUSIVE EASEMENT FOR PURPOSES OF VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, AS CONVEYED BY AND DESCRIBED IN THAT CERTAIN COMMON PRIVATE ROADWAY EASEMENT AGREEMENT RECORDED DECEMBER 22, 2008, AS INSTRUMENT NO. 20074384 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY.

AS TO LOTS ONE AND FOUR ONLY, PARCEL ONE-H:

A NON-EXCLUSIVE EASEMENT FOR PURPOSES OF VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, AS CONVEYED BY AND DESCRIBED IN THAT CERTAIN “AMENDED AND RESTATED INGRESS/EGRESS EASEMENT AGREEMENT” RECORDED MAY 31, 2012, AS INSTRUMENT NO. 21690173 OF OFFICIAL RECORDS OF SANTA CLARA COUNTY.

PARCEL ONE-I:

ALL EASEMENTS NOT ON LOT ONE, TWO, THREE OR FOUR AS SHOWN ON THAT CERTAIN MAP ENTITLED “TRACT MAP NO. 10003 AMERICA CENTER” WHICH MAP WAS FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON DECEMBER 22, 2008 IN BOOK 829 OF MAPS AT PAGES 39 TO 45, INCLUSIVE FOR EMERGENCY ACCESS, PRIVATE INGRESS AND EGRESS, PRIVATE STORM DRAINAGE, PRIVATE UTILITY, PRIVATE WATER LINE, AND PRIVATE STREETS SHOWN AS AMERICA CENTER COURT AND AMERICA CENTER DRIVE.

PARCEL ONE-J:

A NON-EXCLUSIVE APPURTENANT EASEMENT FOR INGRESS, EGRESS AND UTILITIES (BOTH PUBLIC AND PRIVATE) AS CONVEYED AND DESCRIBED AS PARCEL SIX IN THE GRANT DEED FROM CARGILL, INCORPORATED, A DELAWARE CORPORATION AND CARGILL, AS SUCCESSOR BY MERGER TO LESLIE SALT CO. TO WCSJ LLC, A DELAWARE LIMITED LIABILITY COMPANY, RECORDED OCTOBER 11, 2008 AS INSTRUMENT NO. 15419129 OF OFFICIAL RECORDS.

AS TO LOTS TWO AND THREE ONLY, PARCEL ONE-K:

A NON-EXCLUSIVE APPURTENANT EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS, AS SET FORTH IN THAT CERTAIN RECIPROCAL INGRESS/EGRESS EASEMENT AGREEMENT RECORDED MAY 31, 2012 AS INSTRUMENT NO. 21690174 OF OFFICIAL RECORDS.

AS TO LOT FOUR ONLY, PARCEL ONE-L:

A NON-EXCLUSIVE EASEMENT FOR PARKING, TOGETHER WITH RIGHTS OF INGRESS AND EGRESS THERETO, OVER THAT PORTION OF LOT THREE OF SAID TRACT 10003 AS CONTAINED IN THAT CERTAIN DOCUMENT ENTITLED, “COVENANT OF EASEMENT”, RECORDED DECEMBER 22, 2008 AS INSTRUMENT NO. 20074386 OF OFFICIAL RECORDS.

EXHIBIT B-1

WORK AGREEMENT

(TURNKEY W/APPROVED PRICING PLAN)

This Work Agreement is attached to and made a part of that certain Office Lease executed concurrently herewith (the “Lease”), by and between US ER AMERICA CENTER 2, LLC, a California limited liability company (“Landlord”), and ZSCALER, INC., a Delaware corporation (“Tenant”), covering certain Premises described in the Lease. The terms used in this Work Agreement that are defined in the Lease shall have the same meanings as provided in the Lease.

1. General.

1.1 Tenant Work. Landlord shall, at Landlord’s sole cost and expense (except as otherwise provided in Paragraphs 1.4(a) and 2), furnish and install those improvements, including, without limitation, (a) one two-ton dedicated HVAC unit and appropriate power distribution for a two-rack server room, (b) up to eight (8) walls of accent paint, (c) new double glass doors at the entry to the Premises, and (d) appropriate power distribution for Tenant’s use based upon the determined furniture configuration, all as reflected on the space plan and finish schedule (collectively, the “Pricing Plan”) referred to in Exhibit B-2 attached hereto and made a part hereof (the “Tenant Work”); provided that the Tenant Work does not include any of the Tenant’s fixtures, equipment, furniture, furnishings, Cabling, telephone and data equipment or other personal property. The Tenant Work shall be constructed pursuant to this Work Agreement, paid for by Landlord (except as otherwise provided in Paragraph 2) and shall be performed only by Landlord’s contractor. All Tenant Work shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Term of the Lease.

1.2 Approved Pricing Plan; Construction Drawings and Specifications. Landlord and Tenant have approved the Pricing Plan for the construction of the Tenant Work, including the items identified as “Tenant Alternates” on the Pricing Plan. The “Construction Drawings and Specifications” as used herein shall mean the construction working drawings, the mechanical, electrical and other technical specifications, and the finishing details, including wall finishes and colors and technical and mechanical equipment installation, if any, all of which details the installation of the Tenant Work and must conform to Landlord’s Building standard specifications attached as Exhibit B-3 (“Specifications”) unless Landlord approves deviations from such Specifications in Landlord’s sole discretion. All Construction Drawings and Specifications for the Tenant Work shall be subject to Landlord’s and Tenant’s prior written approval, which shall not be unreasonably withheld, except that Landlord shall have complete discretion with regard to granting or withholding approval of Construction Drawings and Specifications to the extent they (i) deviate in any material respect from the Pricing Plan or the Specifications, (ii) impact the Building’s structure or systems or affect future marketability of the Building or (iii) would be visible from the exterior of the Building or any Common Area within the Building. Any changes, additions or modifications that Tenant desires to make to the Pricing Plan or Construction Drawings and Specifications also shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld except as provided above for deviation from the Pricing Plan or Specifications or for the Building structure, system, marketability or appearance impact. Landlord’s approval of the Construction Drawings and Specifications is its own purposes only and Tenant is solely responsible for evaluating the Construction Drawings and Specifications and the Tenant Work required thereby are adequate to fully meet the requirements of Tenant’s use of the Premises.

1.3 Construction Representatives. Landlord hereby appoints and Tenant hereby approves Kellie St. Clair as Landlord’s Representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Agreement. Tenant hereby appoints and Landlord hereby approves Greg Pappas as Tenant’s Representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Work Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Agreement shall be made to Landlord’s Representative or Tenant’s Representative as the case may be. Authorization made by Tenant’s Representative shall be binding and Tenant shall be responsible for all costs authorized by Tenant’s Representative. Either party may change its Representative under this Work Agreement at any time by written notice to the other party. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Work until it has been executed by Tenant’s Representative. Except as otherwise provided in this Work Agreement, within three (3) business days of receipt of any requested approval of any item, document or other matter related to the Tenant Work, including, without limitation, approval of the Construction Drawings and Specifications, Tenant’s Representative shall approve or disapprove (with sufficient detail) any such request.

1.4 Cost Estimate. Prior to the commencement of construction of the Tenant Work, Landlord shall obtain a written estimate of the Cost of the Tenant Work for all Tenant Work required by the Construction Drawings and Specifications, including, without limitation the Tenant Alternates. Landlord shall either approve the estimate or disapprove specific items and submit to Tenant, for approval, revisions to the Construction Drawings and Specifications which reflect the deletion or substitution of such disapproved items. Upon Landlord’s approval of said estimate, such approved estimate will be hereinafter known as the “Cost Estimate”. Landlord shall then have the right to purchase special installations requiring extended material delivery lead items as set forth on the Construction Drawings and Specifications and to commence the construction of the items included in said Cost Estimate.

(a)	Tenant Alternates. If Tenant approves any of the Tenant Alternates as part of the Tenant Work required by the Construction Drawings and Specifications, then within 10 days after Landlord’s approval of the Cost Estimate and delivery of an invoice, Tenant shall pay to Landlord the portion of the Cost of the Tenant Work (“Alternates Cost”) attributable to such Tenant Alternates in the Cost Estimate. Until Tenant pays the Alternates Cost, Landlord shall be under no obligation to construct the Tenant Work.

(b)	Cost of the Tenant Work. “Cost of the Tenant Work” means: (i) architectural and engineering fees incurred in connection with the preparation of the Space Plan and Construction Drawings and Specifications; (ii) governmental agency plan check, permit and other fees (including any changes required by any governmental entity or authority having jurisdiction thereof); (iii) sales and use taxes; (iv) insurance fees associated with the construction of the Tenant Work; (v) testing and inspecting costs; (vi) the actual costs and charges for material and labor, contractor’s profit and contractor’s general overhead incurred by Landlord in constructing the Tenant Work, including Landlord’s overhead and administrative fee, which shall be included in the Cost of the Tenant Work as five percent (5%) of the Cost of the Tenant Work (exclusive of such fee); and (vii) all other costs to be expended by Landlord in the construction of the Tenant Work.

2. Change Orders. If Tenant desires any change or addition to the work or materials to be provided by Landlord pursuant to this Work Agreement after Tenant’s and Landlord’s approval of the Pricing Plan, Tenant shall provide Landlord with a request for a “Proposal for Change”. Landlord shall respond to Tenant’s Proposal for Change with a change quotation, including the scope of the work, the cost, and the delay in Substantial Completion, if any, as soon as possible, but in no event later than five (5) business days after such request is made. If Tenant approves such change quotation, Landlord shall issue a “Change Order”. All additional expenses attributable to any Change Order requested by Tenant and approved by Landlord shall be payable along with a five percent (5%) overhead and administration fee to Landlord by Tenant upon approval by Tenant of the Change Order cost and/or delay, if any.

3. Construction of Tenant Work. Following Landlord’s approval of the Cost Estimate and Tenant’s approval of any revisions to the Construction Drawings and Specifications pursuant to Paragraph 1.4, Landlord’s contractor shall commence and diligently proceed with the construction of all of the Tenant Work, subject to delays beyond the reasonable control of Landlord or its contractor. Promptly upon the commencement of the Tenant Work, Landlord shall furnish Tenant with a construction schedule setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during the prosecution of the Tenant Work modify or amend such schedule due to unforeseeable delays encountered by Landlord. Landlord shall make reasonable diligent efforts to meet such schedule as the same may be modified or amended.

4. Substantial Completion.

4.1 General. Subject to the timely (i) finalization of Construction Drawings and Specifications, (ii) receipt of a building permit and other necessary governmental approvals and provided that Tenant delivers the executed Lease, together with the Security Deposit and the installment of Rent due pursuant to Section 4.1 of the Lease, on or before May 25, 2017, and (iii) Tenant’s payment of the Alternates Costs, Landlord shall use commercially reasonable efforts to Substantially Complete (as defined in Paragraph 4.2) the Tenant Work in accordance with the terms of this Work Agreement by October 1, 2017 (“Substantial Completion Deadline”), but neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected by a failure to Substantially Complete the Tenant Work by the Substantial Completion Deadline, and Tenant shall have no claim against Landlord because of Landlord’s failure to Substantially Complete the Tenant Work by the Substantial Completion Deadline, except as expressly provided in this Paragraph 4.1. Notwithstanding the foregoing, if Landlord does not Substantially Complete the Tenant Work on or before the Substantial Completion Deadline, plus any days of delay attributable to a Tenant Delay or an Event of Force Majeure, then Tenant will be entitled to delay the Commencement Date one day for each day of delay beyond the Substantial Completion Deadline that is not attributable to a Tenant Delay or an Event of Force Majeure). Notwithstanding the foregoing, if Substantial Completion and delivery of the Premises to Tenant has not occurred by January 1, 2018, plus any days of delay attributable to a Tenant Delay or an Event of Force Majeure, Tenant shall have the right to terminate the Lease upon ten (10) days prior written notice to Landlord. If Landlord does not then deliver the Premises with the Tenant Work Substantially Completed within such 10-day period, plus any days of delay attributable to a Tenant Delay or an Event of Force Majeure, then the Lease will terminate automatically upon the conclusion of such period. In the event of such termination, Landlord shall return to Tenant the Letter of Credit and any Rent paid by Tenant in advance and the parties shall be released from all liabilities and obligations under this Lease, excepting only those liabilities and obligations that survive termination.

4.2 Substantial Completion. “Substantial Completion” of the Tenant Work shall be conclusively deemed to have occurred as soon as the Tenant Work to be installed by Landlord pursuant to this Work Agreement has been constructed in accordance with the Construction Drawings and Specifications and approved Change Orders for the Tenant Work, as evidenced by issuance of a Certificate of Substantial Completion by Landlord’s architect. Notwithstanding the above, the Tenant Work shall be considered Substantially Complete and the Premises ready to be utilized for its intended purpose even though (a) there remain to be completed in the Premises

Punch List (as described in Paragraph 5) items, the lack of completion of which will not materially interfere with Tenant’s permitted use of the Premises, or (b) there is a delay in the Substantial Completion of the Tenant Work due to a Tenant Delay.

4.3 Tenant Delay. The following items shall be referred to as a “Tenant Delay”:

(a) Tenant’s request for changes or additions to the Tenant Work subsequent to the date of Landlord’s approval of the Pricing Plan;

(b) Any time spent rebidding the Cost Estimate or any subcontractor’s bid at Tenant’s request;

(c) Tenant’s failure to pay when due any amounts required pursuant to this Work Agreement;

(d) Tenant’s failure to approve or disapprove of any action item within the time limits required herein;

(e) The performance of or failure to perform any work by Tenant or any person or firm employed or retained by Tenant;

(f) Tenant’s request for materials, finishes or installations which are not available as needed to meet the general contractor’s schedule for Substantial Completion;

(g) Tenant’s or Tenant’s Agents interference with the general contractor’s schedule; or

(h) Any other Tenant-caused delay of which Landlord notifies Tenant.

5. Punch-List. Prior to delivery of possession of the Premises to Tenant, Landlord and Tenant shall examine the Premises and shall agree upon the final “Punch-List” which will specify any portion of the Tenant Work that require correction. The taking of possession of the Premises by Tenant shall constitute an acknowledgement by Tenant that the Premises are in good condition and that all Tenant Work required by Landlord are satisfactory, except as to any items contained in the Punch-List. Landlord agrees to correct and complete any such items outlined in the Punch-List as soon as practicable.

6. Removal of Tenant Work. Portions of the Tenant Work, as reasonably determined by Landlord to be specialized Tenant Work (e.g. floor and ceiling mounted auxiliary air conditioning units, non-building standard fire suppression/control systems, computer rooms, auditoriums, laboratories, Cabling shall, at the election of Landlord made at the time of Landlord’s approval of the Construction Drawings and Specifications or Change Order, as applicable, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord requires the removal of all or part of such Tenant Work, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal and restore the Premises to its condition prior to the installation of the Tenant Work. If Tenant fails to remove the Tenant Work upon Landlord’s request, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal, repair and restoration, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand. All Cabling installed by Tenant inside any of the interior walls of the Premises, above the ceiling of the Premises, in any portion of the ceiling plenum above or below the Premises, or in any portion of the Common Areas of the Building, including but not limited to any of the shafts or utility rooms of the Building, shall be clearly labeled or otherwise identified as having been installed by Tenant. All Cabling installed by Tenant shall comply with the requirements of the National Electric Code and any other applicable fire and safety codes. Upon the expiration or earlier termination of this Lease, Tenant shall remove all Cabling installed by Tenant anywhere in the Premises or the Building to the point of the origin of such Cabling, and repair any damage to the Premises or the Building resulting from such removal.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Agreement as of the Date of Lease.

TENANT:

ZSCALER, INC.,
a Delaware corporation

By:	/s/ Remo Canessa
Name:	Remo Canessa
Title:	CFO

Date:	June 9, 2017

[LANDLORD SIGNATURE ON FOLLOWING PAGE]

LANDLORD:

US ER AMERICA CENTER 2, LLC,
a California limited liability company

By:	US ER America Center 1 & 2 JV, LLC, a Delaware limited liability company, its sole member

	By:	USAA Eagle Real Estate Multi-Sector Operating Partnership, LP, a Delaware limited partnership, its managing member

		By:	USAA Eagle Real Estate REIT, LLC, a Delaware limited liability company, its general partner

			By:	USAA Eagle Real Estate Feeder 1, LP, a Delaware limited partnership, its manager

				By:	USAA Eagle Real Estate GP, LLC, a Delaware limited liability company, its general partner

					By:	USAA Equity Advisors, LLC, a Texas limited liability company, its sole member

						By:	USAA Real Estate Company, a Delaware corporation, its sole member

							By:	/s/ Stanley R. Alterman
							Name:	Stanley R. Alterman
							Title:	Executive Managing Director

		By:	USAA Eagle Real Estate Feeder 3, LP, a Delaware limited partnership, its general partner

			By:	USAA Eagle Real Estate GP, LLC, a Delaware limited liability company, its general partner

				By:	USAA Equity Advisors, LLC, a Texas limited liability company, its sole member

					By:	USAA Real Estate Company, a Delaware corporation, its sole member

						By:	/s/ Stanley R. Alterman
						Name:	Stanley R. Alterman
						Title:	Executive Managing Director

			Date:	June 13, 2017

EXHIBIT B-2

SPACE PLAN

[Attached]

PARTITION LEGEND:

EXISTING PARTITION TO REMAIN

(N) UNDERGRD WALL - PAINT & BASE TO MATCH EXISTING

KEY NOTES:

1 ADD PENDANT FIXTURE IN THIS LOCATION.

2 NEW FLOORING TO MATCH EXISTING IN BREAK AREA.

3 PROVIDE 8 BASEFEEDS OR POWER POLES FOR WORKSTATION FURNITURE PROVIDED AND INSTALLED BY TENANT, TYP. AT OPEN OFFICE AREA. *EXACT LOCATIONS T.B.D.

4 PROVIDE FLOOR CORE AND POKE-THRU DEVICE IN THIS ROOM. DEVICE & EXACT LOCATION T.B.D. BY TENANT.

5 PROVIDE POWER IN SERVER ROOM FOR 2 RACKS. PROVIDE 2 TONS OF HVAC. EXACT POWER REQUIREMENTS TO BE PROVIDED BY TENANT.

6 NEW DOUBLE GLASS DOORS WITH PANIC HARDWARE IN THIS LOCATION.

7 REMOVE EXISTING CASEWORK AS NEEDED FOR NEW ADA DISHWASHER. GC TO PROVIDE AND INSTALL DISHWASHER. REPAIR CASEWORK AS NEEDED.

TENANT'S ALTS AT IT'S SOLE COST & EXPENSE

A NOT USED.

B NOT USED.

C PROVIDE ALTERNATE PRICING TO ADD (2) PHONE ROOMS WITH UNDERGRD WALLS, DOOR & SIDELIGHT AS SHOWN.

D PROVIDE ALTERNATE PRICING TO REMOVE ALL EXISTING ORANGE TILES AND REPLACE WITH 50% FIELD TILE & 50% COLORBEAT TILE IN BLUE COLOR T.B.D.

E PROVIDE ALTERNATE PRICING FOR PROVIDE POWER AND RING & STRING AT THIS LOCATION (60" AFF). PROVIDE & INSTALL BRACKET FOR TENANT PROVIDED TV.

F PROVIDE ALTERNATE PRICING FOR A STORAGE ROOM IN THIS LOCATION. EXISTING CARPET TO REMAIN IN THIS ROOM. PAINT AND BASE TO MATCH EXISTING.

G PROVIDE ALTERNATE PRICING FOR ENTRY VESTIBULE. GYP. BOARD WALL AND FULL HEIGHT GLASS WALLS/DOOR. WIDTH AS SHOWN ON PLAN. TENANT TO PROVIDE COMPANY LOGO ON GYP BOARD WALL. ASSUME ACCENT PAINT.

AREA SUMMARY:

TOTAL: ±14,483 RSF

CONF ROOM
18'-6"
STORAGE
ENTRY VESTIBULE
12'-3"
MEETING OFFICE
OPEN OFFICE
BREAK AREA
SERVER ROOM
CONF ROOM 12x14'
PHONE ROOM
MEETING OFFICE

AMERICA CENTER
6201 AMERICA CENTER DRIVE
SUITE 240
SAN JOSE, CALIFORNIA

ZSCALER
PROPOSED PLAN

STEELWAVE

STEELWAVE CO. INC.
400 EAST HILLSDALE AVENUE, SUITE 500
FOSTER CITY, CA 94404
TEL: (650) 571-2200
WWW.STEELWAVEINC.COM

PP-1

EXHIBIT B-3

SPECIFICATIONS

PARTITIONS

A. DEMISING PARTITION AND CORRIDOR WALLS

1.	3-5/8" (or match existing) - 20 gauge metal studs - 24" on center maximum from floor to ceiling grid. (Provide backing for cabinet as required)

2.	5/8" Type ‘X’ gypsum wallboard one layer each side of studs, fire taped only.

3.	Height from floor to ceiling grid.

4.	Seismic bracing per code.

5.	Two rows of continuous acoustical sealant - bottom tracks. R-11 batt type fiberglass insulation between studs

Note:

—All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

—One hour rated walls where required based on occupancy group.

—All interior 1-hour corridors to be tunnel construction in compliance with UBC requirements for one-hour fire rated assembly.

B. TYPICAL INTERIOR PARTITION (Non rated)

1.	3-5/8" (or match existing) - 20 gauge metal studs - 24" on center maximum. (provide backing for wall mounted cabinetry or equipment as required).

2.	5/8" Type ‘X’ gypsum wallboard one layer each side of studs.

3.	Height from floor to ceiling grid - approximately 9'-0" or 10'-0" based on structure cost at all floors; regular ceiling tiles must be scribed

4.	Seismic bracing per code.

5.	All exterior corners with corner beads. All exposed edges finished with metal trim.

Note:

—All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

—Partitions must connect to building mullions or walls. Mechanical fasteners to mullions shall not be allowed.

C. PERIMETER DRYWALL (at office areas)

1.	2-1/2" - 25 gauge metal studs 24" on center to 6" above suspended ceiling (or as required by Title-24 for full height envelope, refer to demising wall specification

2.	5/8" Type ‘X’ gypsum wallboard one layer on one side.

3.	Height - floor slab to 6" above ceiling grid.

4.	All exterior corners with corner beads.

Note:

—All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

D. COLUMN FURRING

1.	5/8" Type ‘X’ gypsum wallboard, one layer on 2 1/2" - 25 gauge metal studs, UNO.

2.	Height - floor slab to 2" above ceiling grid.

3.	All exterior corners with corner beads.

Note:

—All partitions to be paint finished on smooth surfaces GA-214, level 5 smoothness.

E. INSULATION

1.	Insulation at all perimeter walls and roof per specifications

2.	All common area walls including corridor, conference, copy rooms and lunch room to receive R-11 within partition cavity and four feet on either side of partition over ceiling at demising wall (if not full height)

F. FIRE BLOCKING

1.	2-1/2" 20 Gauge metal studs.

2.	5/8" gypsum wallboard one layer on one side.

3.	Height-from top of suspended ceiling to structure above as required by code.

4.	Locate as required by code for the proposed tenant space plans.

G. PAINTING

1.	All gypsum board walls to receive a prime coat (hi-build PVA sealer) and two (2) coats to cover of ‘carefree’ flat finish paint or equal.

2.	Semi-gloss paint at all kitchens, break rooms, restrooms and server/copy rooms.

DOORS, FRAMES AND HARDWARE

Note: all doors and hardware within existing buildings to match U.O.N.

A. INTERIOR TENANT DOOR ASSEMBLY (non-rated doors within office suites)

1.	Interior doors: shall be 3'0" x 9'-0" x 1 3⁄4" blind end flush doors (unless otherwise specified), solid core, pre-finished with plain sliced select maple, book-match with clear sealer.

2.	(existing condition) Doors shall be pre-finished and match existing core doors in finish, material and appearance. Finish all edges. 5" top blocking at doors w/closers.

3.	Interior Tenant doorframes to be prefinished rated Western Integrated frames with factory finish; Color: Satin Aluminum

4.	Corridor doorframes to Suites to be: Satin Aluminum

5.	Hardware:

(a)	Interior Tenant Door

QTY	SUBTYPE	ITEM DESCRIPTION
4	Butts(2 pair per door)	Hager
1	Latchset	Schlage “L” Series Mortise
1	Lockset	Schlage “L” Series Mortise
1	Door Stop	Glynn Johnson FB13, floor dome
1	Closer	LCN #4111(where required)

(b)	Suite Entry Doors-Fire rated as required by occupancy and code requirements.

QTY	SUBTYPE	ITEM DESCRIPTION
8	Hinges (4 pair per door)	Hager
1	Lockset	Schlage “L” Mortise
1	Auto Flush Bolt	942 626 DCI
1	Dust Proof Strike	80 626 DCI
2	Door Stops	Glynn Johnson FB13, floor dome
1	Closer	LCN #4111(where required)

B. INTERIOR GLAZING

1.	(a) 1⁄4" thick clear tempered glass in non-rated, prefinished frames by Western Integrated frames with aluminum trim. Frame to be factory finished; Color: Satin Aluminum (b) 1⁄4 thick clear tempered glass in non-rated, M-121 glass stops; Color: Satin Aluminum

2.	1⁄4" thick tempered safety glass where required per code.

3.	Return gypsum board into opening at both sides, provide metal corner bead all around opening. Finish to match wall.

4.	Provide two 20 Ga. metal studs fastened at 12" O.C. back-to-back at jambs and head (minimum) as per detail. Provide seismic brace per code.

Note:

—All office doors to have 2'-0" wide by full height (inside window frame to inside window frame) sidelights where possible. At areas where less than 2'-0" is available, provide maximum. Sidelight frames to be integral with doorframes.

SUSPENDED ACOUSTICAL CEILING

Note: Tenant ceiling height at 9'-0" (installed at top of top exterior window mullion)

1.	Grid: USG Donn Fineline DXFF Narrow 9/16" face with 1/8" reveal. Finish: White Matte with white reveal, Suspension System with wire suspension and seismic bracing per code. Wall angle: M9

2.	Tile: USG 2'x2'x 3⁄4" Millennia Tegular White.

3.	Seismic bracing per code.

4.	Seismic wires for lighting and electrical to be provided by acoustical ceiling contractor.

WINDOW COVERINGS

1.	Exterior Window covering - horizontal: 1" mini-blinds as manufactured by Levelor, series: Riviera Dustguard.

2.	Blinds to be sized to fit inside window module. Fasten to top horizontal mullions only.

3.	Vertical blinds to be installed with building shell but costs allocated to tenant improvement allowance.

FIRE SPRINKLER SYSTEM

1.	A pre-zoned sprinkler will be provided in all areas. Head locations will be determined by a pre-zoned master layout. Modification of sprinkler locations and piping, due to specific tenant layout, will be at tenant’s cost. Semi-recessed pendent sprinkler heads with white escutcheon. Sprinkler to be centered in tile.

2.	Fire Sprinkler coverage light hazard, .33 gpm / 3,000 SF in shell and modified per improvement.

3.	Gyp Board Ceilings: Fully recessed with cap at gypsum board ceiling. Reliable Model F4FR Concealed automatic sprinkler with 1⁄2" - 1 1⁄2" adjustment - White

SIGNAGE

Refer to Landlord

CABINETRY

1.	6'-0" linear feet of upper and lower millwork allowable by building standard.

2.	Plastic laminate horizontal and vertical surfaces.

3.	Horizontal and Verticals: See individual options under finishes for plastic laminate specifications

4.	Cabinetry Construction: Designation, APA C-D plugged with exterior glue, 3⁄4" thick or 3⁄4" high pressure particle board. Min. density 45 PSF, U.N.O.

5.	Cabinetry: Plastic laminate finish, countertops and splashes shall be constructed in accordance with WIC manual of Millwork, “Custom” grade.

6.	Hardware:

a.	Hinges: Self-closing type, fully concealed when the doors are closed. Shall have independent vertical, horizontal and depth adjustment. Shall be steel with nickel-plated finish. Hinges shall be one of the following products:

Brass America, Inc. Nos. 1200/1201

Julius Blum, Inc. No. 91.650

Stanley Hardware Nos. 1511-2/1511-9x or equal.

7.	Pulls: 4" X 5/16" diameter wire pulls, brushed chrome finish. U.N.O.

8.	Adjustable Shelf Supports to be hole & pin type, Hafele 282.24.710 5MM steel pin.

9.	Drawers: Provide heavy-duty 3⁄4 extension drawer slides.

10.	Mutes: Clear vinyl dot.

11.	Fasteners and Anchorages: Provide nails, screws, or other anchoring devices of type, size material and finish suitable for intended use and required to provide secure

12.	Casework:

a.	Drawer Boxes: Provide sub-front and applied finish fronts securely fastened, with square corners and self-edges. Provide drawers with metal studs.

b.	Doors: Flush overlay type with square corners, and self edged. Do not notch door, cabinet ends or dividers to receive hinges.

c.	Shelves: 3⁄4" thick for spans up to 35" and 1" thick for spans over 35" up to 48" and adjustable to 1" centers. Do not recess metal shelf standards into end panels; notch shelving to clear standards.

TENANT SUITE FINISH MATERIALS

A. PAINT

Field Color: Kelly Moore # OW250-1 De La Creme (accent colors within open areas may be used at designer’s discretion approved by Ownership)

B. FINISH STANDARD

Carpet:	Shaw Contract Group: ‘Stitch’ Model #5A075, Color: Vintage Canvas 75103 Installation: Direct Glue Down

Rubber Base:	Johnsonite Tightlock - Color: #01 Snow White, 3.25 high, rubber base. 3-1/4" cove base at resilient flooring, 3-1/4" straight base at carpet (rolled goods only). Rubber transition strip between carpet and resilient flooring, Color to match base

VCT#1:	Armstrong ‘Stonetex Vinyl Composite Tile, Color #52139 Limestone Beige, 12" x 12" x 1/8"

Plastic Lam.:	Formica #756-58 Natural Maple (base cabinet vertical surfaces & upper cabinets)

Plastic Lam.:	Formica #7022-58 Natural Canvas (horizontal surfaces, countertops)

HEATING, VENTILATION AND AIR CONDITIONING

Furnish and install all materials and equipment necessary to provide complete and usable air conditioning systems in tenant spaces including, but not necessarily limited to, the following:

A.	Requirements shall be in accordance with title 24 and all other applicable codes.

B. CEILING DIFFUSER SPECIFICATION

a.	Ceiling diffusers shall have perforated face with frame style compatible with the type of ceiling used. Surface mounted diffusers shall have gaskets to prevent leakage. Diffuser faceplate shall have concealed hinges and latches. Face plates shall be easily removable from the frame.

b.	Diffusers shall be modular core and shall have curved, adjustable blades and shall be capable of delivering 1-way, 2-way, 3-way or 360 degree horizontal ceiling pattern and be adjustable to obtain a down air pattern. Diffuser must have high anti-smudge characteristics with center aspiration.

c.	Material shall be steel. Finish shall be Standard White baked enamel.

d.	Supply diffusers shall be Titus modular core PMC perforated face-size 24"x24" for lay-in ceiling tile.

e.	Return/Exhaust diffusers shall be Kruger

f.	Perforated ceiling diffusers shall be tested in accordance with Air Diffusion Council (ADC) code 10602R4. Sound data for diffusers shall be calculated in accordance with International Standard ISO 3741 Comparison Method.

g.	The following manufactures shall be considered equal, providing corresponding models meet specific requirements. Equivalent substituted equipment named herein shall be submitted for the Architect’s review. Submit alternate selections at a time of bid listing major equipment.

h.	Manual dampers in all drops.

ITEM	MANUFACTURER
AIR FILTERS	Kruger
MIXING BOXES	Kruger
GRILLES	Kruger

C. THERMOSTATS

Thermostats shall be provided for each zone. Honeywell Pneumatic, Model TP970A, 2004

Direct Acting, Range 60°                    ☐to 90°, Color White

D. SUBMITTALS

For Non-Standard Material Lists/Product Data: Within 5-7 days of contract award, and prior to ordering any materials or equipment, submit for Owner’s review complete material list including catalogue data of material and products for work in this section.

Note: Install BTU meters for any condenser water usage at tenant cost.

ELECTRICAL

1. GENERAL

a.	All work, material or equipment shall comply with the codes, ordinance and regulations of the local government having jurisdiction, including Title 24 and any participating government agencies having jurisdiction.

b.	110V duplex outlet in demising or interior partitions only, as Manufactured by Leviton or equal. Color: White

c.	Maximum eight outlets per 20 amps 3 phase 4-wire circuit, spacing to meet code requirements. Minimum 2 per: office (1 quad with drop for voice/data and 1 duplex on opposite wall), conference room, reception, 2 dedicated over cabinet at break room; junction boxes above ceiling for large open area with furniture partitions.

d.	Contractors to inspect electric room and base building Electrical drawings to include all necessary metering, connections and additional equipment, i.e., panels and transformers, if needed. Base building provides one (1) power panel and one (1) lighting panel per electrical room.

e.	Note: Install electric meter for any above-standard electrical usage at Tenant Cost.

2. RACEWAYS

a.	Conduit shall be rigid galvanized steel (RGS), electrical metallic tubing (EMT), metal clad (MC) cable, polyvinyl, chloride (PVC), and flexible or liquid tight flexible conduit.

b.	Type ‘AC’ and ‘NM’ cable are not acceptable.

c.	Support per seismic zone 4 requirements.

3. WIRING DEVICES

a.	Receptacles, toggle switches and coverplates shall be white (dedicated - gray) - Leviton. Mount so that the center of the receptacles is no less than 15" AFF.

b.	Maximum eight (8) outlets per 20 amp 3 phase 4-wire circuit. Spacing to meet code requirements. Amounts to be two duplex outlets per small and three for large private office, storage room and conference room. One dedicated outlet per copy room; one dedicated 20-amp outlet per telephone panel and one 20-amp circuit per 200 square foot of open area for workstations.

c.	All workstation hardwire connections to be building power to be supplied by tenant.

d.	Transformers to be a minimum of 20% or over required capacity shall be K-=rated dry type.

e.	Contractors to inspect electric room and base building electrical drawings to include all necessary metering and connections.

f.	No aluminum wiring is acceptable. AC and NM cable is not to be used.

g.	Provide separate neutrals for each circuit. Use stranded wire for each circuit. Use copper conductors only, no exception.

h.	Switch assembly to be Leviton.

i.	Motion sensors as required by lighting management system and by Title 24.

4. TELEPHONE / DATA OUTLETS

a.	One (1) single box to house phone/data jack with pull string from outlet box to area above T-bar ceiling with cover plate per office; Two (2) boxes to house phone/data jack with pull string from outlet box to area above T-bar ceiling with cover plate per large open area. Cover plate finish required: white, supplied by tenant’s Telcom contractor. Mount so that the center of the receptacles is no less than 15" AFF.

b.	One (1) 6' wide by 4' high plywood backboard installed as telephone backboard, brace and secure to wall. Painted to match wall color. Provide one duplex 20 amp dedicated outlet for phone service per above electrical specification. Provide 2" conduit from floor main phone room to six inches (6") below ceiling at telephone backboard.

c.	Cable service installation for phone and data outlets by tenant’s telephone/data vendors at tenant’s cost. Additional outlets and cover plates to be provided by tenant’s vendors at tenant’s cost. In speculative office suites, contractor to provide and install blank cover plates.

d.	Telephone panel boards to be located within tenant space and to be surface mounted.

5. TRANSFORMERS

a.	Transformers shall be UL listed and suitable for the application - NEMA 1 or 3 R.

b.	Transformers shall be 480V (primary) - 20by/120V (secondary), rated for 80 C rise above an ambient temperature of 40 C.

c.	Support for seismic zone 4 requirements.

d.	Acceptable manufacturers shall be General Electric, Cutler-Hammer, Siemens, Square D, or Westinghouse.

6. PANEL BOARDS

a.	Panel boards shall be UL listed and suitable for the application - NEMA 1 or 3R.

b.	All circuit breakers shall be molded case, bolt-on type.

c.	Support per seismic zone 4 requirements.

d.	Acceptable manufactures shall be General Electric, Cutler-Hammer, Siemens, Square D, or Westinghouse.

7. LIGHT FIXTURES

a.	Light fixtures shall be 24"x 48"x 3" Parabolic Diffuser with three 32 Watt T8 lamps per fixture size, 1-electronic ballasts. Fixtures shall be Lightolier DPA-2T18-L-S-332-UNV03-18-29187-000M 277 V with modular wiring and (1) electronic ballast (Advance Ballast #VEL-3P32-SC). Fixtures shall match existing in suite with modular wiring and (1) electronic ballast (verify for 2 or 3 lamp fixture requirement based on energy efficiency requirement with approximately 50 F.C. at desk height).

b.	Support per seismic zone 4 requirements.

c.	Quantities and locations per plans.

8. LIGHT CONTROL/SWITCHING

Wall occupancy sensors - Mytec #LP-2-DC

9. EXIT SIGNS

a.	Edge lite with recessed ceiling mount, floating green letters on a clear panel with LED Technology, by Dualite or equivalent.

b.	Quantities and locations per exiting and lighting plans.

c.	Single or double face and directional arrows per lighting plans.

MISCELLANEOUS

1. FIRE CAULKING

a.	General Contractor is responsible for all fire caulking required by any and all work done during the process of construction.

2. PLUMBING

a.	Shall comply with all local codes and handicapped code requirements. Fixture shall be: Manufacturer Elkay, “Hospitality sink” #BPSR-2317 - stainless steel, two faucet holes, or equivalent. Faucet: single lever post mount bar faucet by ‘Elkay’ #LK-4122 or equivalent.

b.	Plumbing bid shall include 5 gallon minimum hot water heater, or insta-hot with mixer valve including all connections, located within tenant’s suite.

EXHIBIT C

RULES AND REGULATIONS

1. No part or the whole of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Project shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises. Tenant shall not have access to the roof of the Building, unless accompanied by a representative of Landlord.

2. No equipment, furnishings, personal property or fixtures shall be placed on any balcony of the Building without first obtaining Landlord’s written consent. No awnings or other projections shall be attached to the exterior walls of the Building. No skylight, window, door or transom of the Building shall be covered or obstructed by Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window of the Premises except as approved in writing by Landlord. If Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, Tenant shall not remove the same without first obtaining Landlord’s written consent thereto.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Area.

4. Tenant shall not place or permit its Agents to place any trash or other objects anywhere within the Project (other than within the Premises) without first obtaining Landlord’s written consent.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish bags or other substances (including, without limitation, coffee grounds) shall be thrown therein.

6. Tenant shall not mark, paint, drill into or in any way deface any part of the Project or the Premises. No boring, cutting or stringing of wires shall be permitted.

7. No cooking shall be done or permitted in the Building by Tenant or its Agents except that Tenant may install and use microwave ovens. Tenant shall not cause or permit any unusual or objectionable odors to emanate from the Premises.

8. The Premises shall not be used for the manufacturing or storage of merchandise.

9. Tenant shall not make or permit any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Project or neighboring buildings or premises by the use of any musical instrument, radio, television set, other audio device, unmusical noise, whistling, singing or in any other way.

10. Nothing shall be thrown out of any doors, windows or skylights or down any passageways.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises, nor shall any changes be made in locks or the mechanism thereof without prior notice to and the approval of Landlord. Tenant shall, upon the termination of its Lease, return to Landlord all keys to the Premises and other areas furnished to, or otherwise procured by, Tenant. In the event of the loss of any such keys or card keys, as applicable, Tenant shall pay Landlord the cost of replacement keys.

12. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an employment bureau or for the storage, manufacture or sale of liquor, narcotics or drugs. Tenant shall not engage or pay any employees in the Building except those actually working for Tenant in the Building, and Tenant shall not advertise for non-clerical employees giving the Building as an address. The Premises shall not be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

13. Subject to the terms of the Lease, Tenant shall have access to the Premises 24 hours per day, seven days per week. Landlord reserves the right to control and operate the Common Area in such manner as it deems best for the benefit of the Project tenants. Landlord may exclude from all or a part of the Common Area at all hours, other than during Normal Business Hours, all unauthorized persons. “Normal Business Hours” shall be deemed to be between the hours of 7:00 A.M. and 6:00 P.M. Monday through Friday, but excluding Building holidays. Tenant shall be responsible for all visitors, invitees, agents and employees of Tenant who enter the Building and Project on Building holidays and during other than Normal Business Hours and shall be liable to Landlord for all acts of such persons.

14. Tenant shall have the responsibility for the security of the Premises and, before closing and leaving the Premises at any time, Tenant shall see that all entrance doors are locked and all lights and office equipment within the Premises are turned off, and Landlord shall have no responsibility relating thereto. Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry from Tenant’s area or Common Areas regardless of whether such loss occurs when the area is locked against entry or not.

15. Requests and requirements of Tenant shall be attended to only upon application at the office of Landlord. Project employees shall not be required to perform any work outside of their regular duties unless under specific instructions from Landlord.

16. Vending, canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate in seeking their prevention.

17. In connection with the delivery or receipt of merchandise, freight or other matter, no hand trucks or other means of conveyance shall be permitted, except those equipped with rubber tires, rubber side guards or such other safeguards as Landlord may require.

18. No animals of any kind shall be brought into or kept about the Project by Tenant or its Agents, except service dogs for the visually impaired.

19. No vending machines shall be permitted to be placed or installed in any part of the Project by Tenant without the permission of Landlord. Landlord reserves the right to place or install vending machines in the Project (other than in the Premises).

20. Tenant shall not allow in the Premises, on a regular basis, more than seven Occupants (defined as Tenant’s Agents, except as provided in the next sentence) for each 1000 Rentable Square Feet of the Premises. “Occupants” shall not include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, Landlord’s Agents or employees or contractors of Landlord’s Agents.

21. So that the Building may be kept in a good state of cleanliness, Tenant shall permit only Landlord’s employees and contractors to clean its Premises unless prior thereto Landlord otherwise consents in writing. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

22. Tenant shall keep the windows and doors of the Premises (including, without limitation, those opening on corridors and all doors between any room designed to receive heating or air conditioning service and room(s) not designed to receive such service) closed while the heating or air conditioning system is operating in order to minimize the energy used by, and to conserve the effectiveness of, such systems.

23. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of Building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord, and Landlord will not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of Landlord or its Agents.

24. A directory of the Building will be provided for the display of the name and location of tenants only and such reasonable number of the principal officers and employees of tenants as Landlord in its sole discretion approves, but Landlord will not in any event be obligated to furnish more than one (1) directory strip for each 2,500 square feet of Rentable Area in the Premises. Any additional name(s) which Tenant desires to place in such directory must first be approved by Landlord, and if so approved, Tenant will pay to Landlord a charge, set by Landlord, for each such additional name. All entries on the building directory display will conform to standards and style set by Landlord in its sole discretion. Space on any exterior signage will be provided in Landlord’s sole discretion.

25. Neither Landlord nor any operator of the Parking Facilities within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facilities and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property.

26. Tenant (including Tenant’s Agents) will use the Parking Space Allocation solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Facilities. The Parking Facilities may be used by Tenant or its Agents for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the Parking Space Allocation will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the Parking Space Allocation are at any time used: (i) for any purpose other than parking as provided above; (ii) in any way or manner reasonably objectionable to Landlord; or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an Event of Default under the Lease.

27. Tenant’s right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

28. If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, Tenant’s inability to use the Parking Space Allocation will not subject Landlord or any operator of the Parking Facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

29. Tenant has no right to assign or sublicense any of its rights in the Parking Space Allocation, except as part of a permitted assignment or sublease of the Lease (including an assignment or sublease made in accordance with Section 10.4 or Section 10.5); however, Tenant may allocate the Parking Space Allocation among its employees.

29. Tenant shall cooperate with Landlord in keeping its Premises neat and clean.

30. Smoking of cigarettes, pipes, cigars or any other substance is prohibited at all times within the Premises, elevators, Common Area restrooms, any other interior Common Area of the Building or Project and, unless designated as a smoking area, any exterior Common Area of the Project.

31. If required by Landlord, each tenant is required to participate in the Building’s recycling or other trash management program, as well as any green initiatives that may be in effect from time to time. This includes compliance with all instructions from the Building’s recycling or other vendor which Landlord shall distribute to each tenant from time to time. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

32. These Rules and Regulations are in addition to, and shall be construed to modify and amend the terms, covenants, agreements and conditions of the Lease; provided, however, in the event of any inconsistency between the terms and provisions of the Lease and the terms and provisions of these Rules and Regulations, the terms and provisions of the Lease shall control.

33. Tenant shall give Landlord prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus, or any other service equipment.

34. Tenant and its Agents shall not bring into the Building or keep on the Premises any bicycle or other vehicle without the written consent of Landlord.

35. Landlord reserves the right to amend these Rules and Regulations and to make such other and further reasonable Rules and Regulations as, in its judgment, may from time to time be needed and desirable.

36. Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service for Tenant to Landlord for Landlord’s supervision and/or approval before performance of any such contractual services. This shall apply to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. None of this work will be done by Tenant without first obtaining Landlord’s written approval.

37. Without limitation to the Rules and Regulations that are applicable to the Common Areas, the following Rules and Regulations shall apply to any use of the portion of Common Areas comprising the sport courts (“Courts”):

a.	The Courts are only available for use on a first come-first served basis by tenants of America Center and their adult employees (“Authorized User”).

b.	No guests or minors are permitted on the Courts unless accompanied by an Authorized User at all times.

c.	Use of the Courts is prohibited between the hours of 9:00 pm and 5:00 am, after dark (unless lighted) and when wet.

d.	The following are prohibited on the Courts at all times: smoking, cooking and use of barbeque grills, animals, food and drinks (except water in closeable plastic containers), glass containers, use of the Courts under the influence of alcohol, stimulants, or depressants, items with wheels on the synthetic turf, and use of tape and adhesives on the synthetic turf.

e.	No medical professionals or fitness instructors are provided by Landlord or supervising the Courts at any time.

f.	Only persons who are physically qualified, have a physician’s approval and are in the presence of others are permitted to use the Courts. Any person who feels ill, dizzy or faint must discontinue activity on the Courts and seek help.

g.	Appropriate exercise shoes and attire are required.

h.	Please report any malfunctioning equipment or damage to the Courts to the Project management office. Do not relocate or use any equipment on the Courts, except as in the manner intended for its proper use.

i.	Always practice safety and courtesy to others.

j.	Use of the Courts is contingent on compliance with any rules and regulations posted at the Courts from time to time, regardless of whether stated in these Rules and Regulations.

k.	Landlord retains sole discretion to interpret and amend the rules and regulations for the use of the Courts, terminate use of the Courts at any time and to regulate use of the Courts through reservations, time limitations or otherwise.

EXHIBIT D

SECRETARY’S CERTIFICATE

The undersigned, as secretary of ZSCALER, INC., a Delaware corporation (the “Company”) named below, certifies that at a special meeting of the board of directors of the Company, duly called and held on the      day of                 ,         , which a quorum of the directors were present and acting throughout, the following resolutions were unanimously adopted and are still in force and effect:

RESOLVED that the president, vice president or other authorized officer of the Company shall be authorized to execute a lease for office space on behalf of the Company and/or to guarantee performance of a lease for office space, described below:

Date of Lease:
Landlord:	US ER AMERICA CENTER 2, LLC
Tenant:	ZSCALER, INC., a Delaware corporation
Guarantor:	None
Suite Number:	240
Building Address:	6201 America Center Drive
San Jose, California 95002

RESOLVED FURTHER, that the president, vice president or other authorized officer is authorized on behalf of the Company to execute and deliver to Landlord all instruments reasonably necessary for the Lease. Landlord is entitled to rely upon the above resolutions until the board of directors of the Company revokes or alters same in written form, certified by the secretary of the Company, and delivers same, certified mail, return receipt requested, to Landlord. The Company is duly organized and is in good standing under the laws of the State of California. The undersigned further certifies that on the meeting date referred to above, the names and respective titles of the officers of the Company were as follows:

Name	Title

WITNESS MY HAND this      day of                 ,         .

ZSCALER, INC., a Delaware corporation

Signature of Secretary of Company

Name of Secretary

This instrument was acknowledged before me on the      day of                 , 20     by                                           , Secretary of ZSCALER, INC., a Delaware corporation, on its behalf.

Notary Public for the State of

Name of Notary:

My Commission Expires:

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

THIS CONFIRMATION OF COMMENCEMENT DATE is entered into this      day of                 , 20    , by and between US ER AMERICA CENTER 2, LLC, a California limited liability company (“Landlord”), and ZSCALER, INC., a Delaware corporation (“Tenant”).

Landlord and Tenant entered into an Office Lease dated                      (the “Lease”) for approximately 15,927 Rentable Square Feet known as Suite 240 located on the second (2nd) floor (the “Premises”) of the building known as America Center II located at 6201 America Center Drive, San Jose, California.

In consideration of the foregoing, the parties hereto hereby mutually agree as follows:

1.	Landlord and Tenant hereby agree that:

a.	The Commencement Date of the Lease is .

b.	The Expiration Date of the Lease is .

2.	Tenant hereby confirms that:

a.	it has accepted possession of the Premises pursuant to the terms of the Lease;

b.	the Lease has not been modified, altered, or amended except as follows: ; and

c.	on the date hereof, the Lease is in full force and effect.

3.	This Confirmation, and each and all of the provisions hereof shall inure to the benefit of, or bind, as the case may require, the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this instrument on the date first above-written.

TENANT:

ZSCALER, INC.,
a Delaware corporation

By:
Name:
Title:

Date:

[LANDLORD SIGNATURE ON FOLLOWING PAGE]

LANDLORD:

US ER AMERICA CENTER 2, LLC,
a California limited liability company

By:	US ER America Center 1 & 2 JV, LLC, a Delaware limited liability company, its sole member

	By:	USAA Eagle Real Estate Multi-Sector Operating Partnership, LP, a Delaware limited partnership, its managing member

		By:	USAA Eagle Real Estate REIT, LLC, a Delaware limited liability company, its general partner

			By:	USAA Eagle Real Estate Feeder 1, LP, a Delaware limited partnership, its manager

				By:	USAA Eagle Real Estate GP, LLC, a Delaware limited liability company, its general partner

					By:	USAA Equity Advisors, LLC, a Texas limited liability company, its sole member

						By:	USAA Real Estate Company, a Delaware corporation, its sole member

By:
Name:
Title:

		By:	USAA Eagle Real Estate Feeder 3, LP, a Delaware limited partnership, its general partner

			By:	USAA Eagle Real Estate GP, LLC, a Delaware limited liability company, its general partner

				By:	USAA Equity Advisors, LLC, a Texas limited liability company, its sole member

					By:	USAA Real Estate Company, a Delaware corporation, its sole member

By:
Name:
Title:

Date:

EXHIBIT F

LIST OF ENVIRONMENTAL REPORTS

1.	Phase I Environmental Site Assessment Report prepared by ENV America and dated September 2007.

2.	Description of Closure, recorded September 4, 2007, as Instrument No. 19573415, Santa Clara County Recorder

3.	California Regional Water Quality Control Board Order 01-029

4.	Fact Summary of Prospective Purchaser Agreements

5.	Soil Management Plan dated July 7, 1999

6.	Soil Management Plan Update Letter dated August 31, 2005

7.	Summary of Environmental Issues for Redevelopment of the Site – Legacy America Center

8.	Environmental Safety Fact Sheet About Legacy America Center

9.	Phase I Environmental Site Assessment Update prepared by Haley & Aldrich, dated December 16, 2010

10.	EPA ROD CAD980894885 dated September 29, 1989

11.	Second Five Year Review Report for South Bay Asbestos Site dated September 2005

12.	Second Semi-Annual and Annual 2007 Discharge Monitoring Report, Highway 237 Landfill, prepared by Crawford Consulting Inc., dated January 31, 2008

13.	Post Closure Land Use Proposal revised February 2000

14.	Construction Quality Assurance Report America Center – Landfill Closure dated May 24, 2002, prepared by Treadwell and Rollo

15.	Water Quality Monitoring Plan, Highway 237 Landfill, Crawford Consulting, Inc., September 2001

16.	Agreement and Covenant Not to Sue Legacy Partners 2335 LLC – South Bay Asbestos Area Superfund Site, San Jose, CA, Docket No. 99-10

17.	Agreement and Covenant Not to Sue WCSJ LLC, Docket No. 2000-07

18.	Operation and Maintenance Manual (Methane Mitigation and Monitoring Systems) prepared by Treadwell & Rollo, dated July 5, 2011, Project No. 2580.04

19.	Letter from Treadwell & Rollo to Legacy Partners CDS, Inc. dated June 30, 2011, Re Final Completion Report for Methane Mitigation System

20.	Environmental Site Assessment prepared by EFI Global, Inc. dated September 26, 2013 under Project No. 98410-17806

EXHIBIT G

LOCATION OF EYEBROW SIGNAGE

EXHIBIT H

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

US ER AMERICA CENTER 2, LLC

c/o USAA Real Estate Company

9830 Colonnade Boulevard, Suite 600

San Antonio, Texas 78230-2239

Attention:                    Head of Office Asset Management

Attention:                    General Counsel

APPLICANT:

AMOUNT: US $168,147.63 (ONE HUNDRED SIXTY EIGHT THOUSAND ONE HUNDRED FORTY SEVEN AND 63/100 U.S. DOLLARS)

EXPIRATION DATE:            July 31, 2021

LOCATION: SANTA CLARA, CALIFORNIA

We hereby issue in your favor this irrevocable Letter of Credit No.                  which is available by payment with ourselves against presentation of your draft(s) at sight drawn on SILICON VALLEY BANK bearing the clause: “Drawn under credit No.                  of SILICON VALLEY BANK” accompanied only by this original irrevocable Letter of Credit the following document:

Beneficiary’s signed and dated statement stating either one of the following:

(i)	“This certifies that ZSCALER, INC. has committed an Event of Default as defined under the Lease dated (Date of Lease), and any amendments thereto, between ZSCALER, INC. and US ER AMERICA 2, LLC”; or

(ii)	“ZSCALER, INC. has not furnished US ER AMERICA 2, LLC a replacement unconditional and irrevocable Letter of Credit extending the expiry of this Letter of Credit in accordance with the terms of the Lease dated (Date of Lease), and any amendments thereto, between ZSCALER, INC. and US ER AMERICA 2, LLC.”

We agree that we shall have no duty or right to inquire as to the basis upon which beneficiary has determined that the amount is due and owing or has determined to present to us any draft under this letter of credit, and the presentation of such draft in compliance with the terms and conditions of this letter of credit, shall automatically result in payment to the beneficiary.

This irrevocable Letter of Credit sets forth, in full, the terms of our understanding, and such undertaking shall not in anyway be construed as an amendment or modification to any agreement between the Beneficiary and the Applicant.

Partial and Multiple Drawings are permitted.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JULY 31, 2021.

This irrevocable Letter of Credit shall inure to the benefit of and be binding upon the successors and assigns of SILICON VALLEY BANK, ZSCALER, INC. and US ER AMERICA 2, LLC.

We hereby agree with the beneficiary that the drafts drawn under and in accordance with the terms and conditions of this letter of credit shall be duly honored upon presentation to us on or before the expiration date of this letter of credit.

Except so far as otherwise expressly stated, this irrevocable Letter of Credit is subject to the “Uniform Customs and Practice for Documentary Credits” International Chamber of Commerce Publication No. 600 (2007 Revision).

Authorized Signature

Title